PROSPECTUS SUPPLEMENT
(To Prospectus dated October 1, 1996)

                                  $200,000,000

[Allstate logo]              Allstate Financing II
                            7.83% CAPITAL SECURITIES
                (LIQUIDATION AMOUNT $1,000 per CAPITAL SECURITY)
          FULLY AND UNCONDITIONALLY GUARANTEED AS SET FORTH HEREIN BY

                            The Allstate Corporation
                            ------------------------

THE 7.83% CAPITAL SECURITIES (THE "CAPITAL SECURITIES"), OFFERED HEREBY REPRESENT BENEFICIAL INTERESTS IN ALLSTATE FINANCING II, A STATUTORY BUSINESS
   TRUST FORMED UNDER THE LAWS OF THE STATE OF DELAWARE (THE "CAPITAL SECURITIES ISSUER"). THE ALLSTATE CORPORATION, A DELAWARE CORPORATION
     (THE "COMPANY"), WILL BE THE OWNER OF ALL OF THE BENEFICIAL INTERESTS
       REPRESENTED BY COMMON SECURITIES OF THE CAPITAL SECURITIES ISSUER ("COMMON SECURITIES" AND, COLLECTIVELY WITH THE CAPITAL
         SECURITIES, THE "TRUST SECURITIES"). STATE STREET BANK AND
         TRUST COMPANY IS THE PROPERTY TRUSTEE OF THE CAPITAL
           SECURITIES ISSUER. THE CAPITAL SECURITIES ISSUER
           (CONTINUED ON NEXT PAGE)

                            ------------------------

SEE "RISK FACTORS" BEGINNING ON PAGE S-6 HEREOF FOR CERTAIN INFORMATION RELEVANT
                  TO AN INVESTMENT IN THE CAPITAL SECURITIES.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS
        SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY
          REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                                                                                PROCEEDS TO THE
                                                                                    CAPITAL
                                                 PRICE TO       UNDERWRITING      SECURITIES
                                                 PUBLIC(1)     COMMISSION (2)    ISSUER (3)(4)
                                             ---------------------------------------------------
Per Capital Security.........................      $1,000            (3)            $1,000
Total........................................   $200,000,000         (3)         $200,000,000

------------
    (1) Plus accrued Distributions, if any, from November 27, 1996.
    (2) The Capital Securities Issuer and the Company have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933. See "Underwriters."
    (3) In view of the fact that the proceeds of the sale of the Capital Securities will be used to purchase the Junior Subordinated Debentures, the Underwriting Agreement provides that the Company will pay to the Underwriters, as compensation ("Underwriters' Compensation") for their arranging the investment therein of such proceeds, $10 per Capital Security (or $2,000,000 in the aggregate). See "Underwriters."
    (4) Expenses of the offering, which are payable by the Company, are estimated to be $400,000.

                            ------------------------

     The Capital Securities are offered, subject to prior sale, when, as and if issued to and accepted by the Underwriters. It is expected that delivery of the Capital Securities will be made in book-entry form only through the facilities of The Depository Trust Company on or about November 27, 1996, against payment therefor in immediately available funds.

MORGAN STANLEY & CO.
       Incorporated
                     GOLDMAN, SACHS & CO.
                                         MERRILL LYNCH & CO.
                                                       J.P. MORGAN & CO.
                            ------------------------

November 22, 1996

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CAPITAL SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.
                            ------------------------

(Continued from previous page)

exists for the sole purpose of issuing the Capital Securities and the Common Securities and investing the proceeds thereof in 7.83% Junior Subordinated Deferrable Interest Debentures, Series B (the "Junior Subordinated Debentures"), to be issued by the Company. The Junior Subordinated Debentures will mature on December 1, 2045 (the "Stated Maturity"). The Capital Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities. See "Certain Terms of Capital Securities."

     Holders of the Capital Securities will be entitled to receive preferential cumulative cash distributions accruing from the date of original issuance and payable semi-annually in arrears on the first day of June and December of each year, commencing June 1, 1997, at the annual rate of 7.83% of the liquidation amount of $1,000 per Capital Security ("Distributions"). The Company has the right to defer payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Capital Securities will also be deferred and the Company will not be permitted, subject to certain exceptions set forth herein, to declare or pay any cash distributions with respect to the Company's capital stock or debt securities of the Company that rank pari passu with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate) at the rate of 7.83% per annum, compounded semi-annually, and holders of Capital Securities will be required to accrue interest income for United States federal income tax purposes. See "Certain Terms of Junior Subordinated Debentures--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

     The Company has, through the Guarantee, the Declaration, the Junior Subordinated Debentures and the Indenture (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed all of the Capital Securities Issuer's obligations under the Capital Securities. The Guarantee of the Company guarantees the payment of Distributions and payments on liquidation or redemption of the Capital Securities, but only in each case to the extent of funds held by the Capital Securities Issuer, as described herein (the "Guarantee"). See "Certain Terms of Guarantee." If the Company does not make interest payments on the Junior Subordinated Debentures held by the Capital Securities Issuer, the Capital Securities Issuer will have insufficient funds to pay Distributions on the Capital Securities. The Guarantee does not cover payment of Distributions when the Capital Securities Issuer does not have sufficient funds to pay such Distributions. In such event, a holder of Capital Securities may institute a legal proceeding

(Continued from previous page)

directly against the Company to enforce, on behalf of the Capital Securities Issuer, payment of such Distributions to such holder. See "Description of Debt Securities--Events of Default" in the accompanying Prospectus. The obligations of the Company under the Guarantee and the Junior Subordinated Debentures are subordinate in right of payment to all Senior Indebtedness (as defined in "Description of Debt Securities--Subordination of Subordinated Debt Securities" in the accompanying Prospectus) of the Company.

     The Capital Securities are subject to mandatory redemption in a Like Amount (as defined herein), (i) at the Stated Maturity upon repayment of the Junior Subordinated Debentures at a redemption price equal to the principal amount of, plus accrued interest on, the Junior Subordinated Debentures (the "Maturity Redemption Price"), (ii) in whole but not in part, contemporaneously with the prepayment of the Junior Subordinated Debentures upon the occurrence and continuation of a Tax Event or Investment Company Event (each as defined herein) at a redemption price equal to the Event Prepayment Price (as defined below) (the "Event Redemption Price") and (iii) in whole at any time or in part from time to time on or after December 1, 2006 contemporaneously with the optional prepayment by the Company of the Junior Subordinated Debentures at a redemption price equal to the Optional Prepayment Price (as defined below) (the "Optional Redemption Price"). Any of the Maturity Redemption Price, the Event Redemption Price and the Optional Redemption Price may be referred to herein as the "Redemption Price." See "Certain Terms of Capital Securities--Redemption." The Junior Subordinated Debentures are prepayable prior to the Stated Maturity at the option of the Company (i) on or after December 1, 2006, in whole at any time or in part from time to time at a prepayment price (the "Optional Prepayment Price") equal to 103.915% of the principal amount thereof on December 1, 2006, declining ratably on each December 1 thereafter to 100% on or after December 1, 2016, plus accrued interest thereon to the date of prepayment, or (ii) at any time, in whole but not in part, upon the occurrence and continuation of a Special Event (as defined herein), at a prepayment price (the "Event Prepayment Price") equal to the greater of (a) 100% of the principal amount thereof or (b) as determined by a Quotation Agent (as hereinafter defined), the sum of the present values of the principal amount and premium that would be payable as part of the Redemption Price with respect to an optional redemption of such Junior Subordinated Debentures on December 1, 2006, together with the present values of scheduled payments of interest from the prepayment date to December 1, 2006, in each case discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined herein), plus, in each case, accrued interest thereon to but excluding the date of prepayment. However, if the Company prepays Junior Subordinated Debentures as a result of a Special Event which occurs on or after December 1, 2006, then the Event Prepayment Price shall be the Optional Prepayment Price that would be payable upon optional redemption of the Junior Subordinated Debentures on such date of prepayment, which includes interest thereon to such date of prepayment. Either of the Optional Prepayment Price or the Event Prepayment Price may be referred to herein as the "Prepayment Price." See "Certain Terms of Capital Securities--Redemption" and "--Special Event Redemption or Distribution of Junior Subordinated Debentures."

     At any time, the Company will have the right to terminate the Capital Securities Issuer and cause a Like Amount of the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities in liquidation of the Capital Securities Issuer, subject to the Company having received an opinion of counsel to the effect that such distribution will not be a taxable event to the holders of Capital Securities. See "Certain Terms of Capital Securities--Special Event Redemption or Distribution of Junior Subordinated Debentures."

(Continued from previous page)

     The Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness of the Company. As of September 30, 1996, the Company had approximately $1.23 billion aggregate principal amount of Senior Indebtedness outstanding. The terms of the Junior Subordinated Debentures place no limitation on the amount of Senior Indebtedness that may be incurred by the Company. The Company is a non-operating holding company and substantially all of the operating assets of the Company and its consolidated subsidiaries are owned by such subsidiaries. The Company relies primarily on interest and dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. See "The Allstate Corporation." Accordingly, the Junior Subordinated Debentures will be subordinated to all Senior Indebtedness of the Company and effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of the Company for payments on Junior Subordinated Debentures. The payment of dividends by the Company's insurance company subsidiaries is limited under the insurance holding company laws of the states in which such subsidiaries are domiciled. See "Description of Debt Securities--Subordination of Subordinated Debt Securities" in the accompanying Prospectus.

     In the event of the termination of the Capital Securities Issuer, after satisfaction of liabilities to creditors of the Capital Securities Issuer as required by applicable law, the holders of the Capital Securities will be entitled to receive a liquidation amount of $1,000 per Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in Junior Subordinated Debentures, subject to certain exceptions. See "Certain Terms of Capital Securities--Liquidation Distribution Upon Termination."

     The Capital Securities will be represented by global certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Capital Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described herein or in the accompanying Prospectus, Capital Securities in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance."

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE ALLSTATE CORPORATION SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
                            ------------------------

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
PROSPECTUS SUPPLEMENT
Risk Factors...........................   S-6
Allstate Financing II..................   S-9
The Allstate Corporation...............  S-10
Use of Proceeds........................  S-10
Capitalization.........................  S-11
Accounting Treatment...................  S-11
Selected Financial Information.........  S-12
Certain Terms of Capital Securities....  S-14
Certain Terms of Guarantee.............  S-23
Certain Terms of Junior Subordinated
  Debentures...........................  S-24
Certain Federal Income Tax
  Consequences.........................  S-28
ERISA Considerations...................  S-31
Book Entry Issuance....................  S-33
Relationship Among the Capital
  Securities, the Junior Subordinated
  Debentures and the Guarantee.........  S-35
Underwriters...........................  S-37
Validity of Securities.................  S-38

                                         PAGE
                                         ----
PROSPECTUS
Available Information..................     2
Incorporation of Certain Documents by
  Reference............................     2
The Company............................     3
The Trusts.............................     3
Ratio of Earnings to Fixed Charges and
  Ratio of Earnings to Fixed Charges
  and Preferred Stock Dividends........     4
Use of Proceeds........................     4
Description of Debt Securities.........     4
Description of Debt Warrants...........    17
Description of Preferred Stock.........    18
Description of Preferred Securities....    19
Description of Preferred Securities
  Guarantees...........................    21
Plan of Distribution...................    24
Legal Opinion..........................    25
Experts................................    25

     The following information supplements and should be read in conjunction with the information contained in the accompanying Prospectus. As used herein,
(i) the "Indenture" means the Subordinated Indenture (as supplemented by the Second Supplemental Indenture), between the Company and State Street Bank and Trust Company, as trustee (the "Debenture Trustee"), and (ii) the "Declaration" means the Amended and Restated Declaration of Trust, among the Company, as Depositor, State Street Bank and Trust Company, as Property Trustee (the "Property Trustee"), Delaware Trust Capital Management, Inc., as Delaware trustee (the "Delaware Trustee"), and the Regular Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Allstate Trustees"). Each of the other capitalized terms used in this Prospectus Supplement and not otherwise defined in this Prospectus Supplement has the meaning set forth in the accompanying Prospectus.

                                  RISK FACTORS

     Prospective purchasers of the Capital Securities should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE GUARANTEE AND THE JUNIOR SUBORDINATED DEBENTURES

     The obligations of the Company under the Guarantee issued by the Company for the benefit of the holders of Capital Securities are unsecured and rank subordinate and junior in right of payment to all Senior Indebtedness of the Company. The obligations of the Company under the Junior Subordinated Debentures are subordinate and junior in right of payment to all such Senior Indebtedness. At September 30, 1996, the Senior Indebtedness of the Company aggregated approximately $1.23 billion. The Company is a non-operating holding company and substantially all of the operating assets of the Company and its consolidated subsidiaries are owned by such subsidiaries. The Company relies primarily on interest and dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of the Company for payments on the Junior Subordinated Debentures. The payment of dividends by the Company's insurance company subsidiaries is limited under the insurance holding company laws of the states in which such subsidiaries are domiciled. See "The Allstate Corporation." None of the Indenture, the Guarantee or the Declaration places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Company. See "Description of Preferred Securities Guarantees--Status of the Preferred Securities Guarantees" and "Description of Debt Securities--Subordination of Subordinated Debt Securities" in the accompanying Prospectus.

     The ability of the Capital Securities Issuer to pay amounts due on the Capital Securities is solely dependent upon the Company making payments on the Junior Subordinated Debentures as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES

     So long as no Event of Default under the Indenture has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such deferral, semi-annual Distributions on the Capital Securities by the Capital Securities Issuer will be deferred (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the rate of 7.83% per annum, compounded semi-annually from the relevant payment date for such Distributions) during any such Extension Period. During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (a) declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of the Company's capital stock or (b) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company (including other Subordinated Debt Securities) that rank pari passu with or junior in interest to the Junior Subordinated Debentures (other than (i) dividends or distributions in common stock of the Company, (ii) redemptions or repurchases of any rights, or the declaration of a dividend of any rights, or the issuance of any security under any future rights plan of the Company, (iii) purchases or acquisitions of shares of common stock in connection with the satisfaction by the Company of its obligations under any benefit plans for its or its subsidiaries' directors, officers, employees or independent contractors,
(iv) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (v) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock of the Company or the security being converted or exchanged) or make any guarantee payments with respect to the foregoing. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period subject to the above requirements. There is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Certain Terms of Junior Subordinated Debentures--Distribution of Junior Subordinated Debentures" and "Certain Terms of Junior Subordinated Debentures--Option to Extend Interest Payment Period."

     Should an Extension Period occur, a holder of Capital Securities will continue to accrue income (in the form of original issue discount) in respect of its pro rata share of the Junior Subordinated Debentures held by the Capital Securities Issuer for United States federal income tax purposes. As a result, a holder of Capital Securities will include such income in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income from the Capital Securities Issuer if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sales or Redemption of Capital Securities."

     The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. However, should the Company elect to exercise such right in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Capital Securities (which represent preferred beneficial interests in the Capital Securities Issuer) may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such deferrals.

SPECIAL EVENT REDEMPTION OR EXCHANGE

     Upon the occurrence and continuation of a Special Event, as described in "Certain Terms of Capital Securities--Redemption" and "--Special Event Redemption or Distribution of Junior Subordinated Debentures," the Company has the right to redeem the Junior Subordinated Debentures in whole (but not in part) within 90 days following the occurrence of such Special Event and therefore cause a mandatory redemption of the Trust Securities at the Event Redemption Price. See "Certain Terms of Capital Securities--Redemption" for the definition of "Special Event."

     See "Certain Federal Income Tax Consequences--Possible Tax Law Changes" for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which may permit the Company to cause a redemption of the Capital Securities prior to December 1, 2006.

EXCHANGE OF CAPITAL SECURITIES FOR JUNIOR SUBORDINATED DEBENTURES

     The Company will have the right at any time to terminate the Capital Securities Issuer and, after satisfaction of liabilities to creditors as required by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities in liquidation of the Capital Securities Issuer, subject to the Company having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities. See "Certain Terms of Capital
Securities--Liquidation Distribution Upon Termination."

MARKET PRICES

     There can be no assurance as to the market prices for Capital Securities or Junior Subordinated Debentures that may be distributed in exchange for Capital Securities if a liquidation of the Capital Securities Issuer occurs. Accordingly, the Capital Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Junior Subordinated Debentures that a holder of Capital Securities may receive on liquidation of the Capital Securities Issuer, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby. Because holders of Capital Securities may receive Junior Subordinated Debentures on termination of the Capital Securities Issuer, prospective purchasers of Capital Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Certain Terms of Capital Securities--Redemption" and "--Special Event Redemption or Distribution of Junior Subordinated Debentures." See also "Description of Debt Securities" in the accompanying Prospectus.

RIGHTS UNDER THE GUARANTEE

     The Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). State Street Bank and Trust Company will act as the indenture trustee under the Guarantee (the "Guarantee Trustee") for the purposes of compliance with the Trust Indenture Act and will hold the Guarantee for the benefit of the holders of the Capital Securities. State Street Bank and Trust Company will also act as Debenture Trustee for the Junior Subordinated Debentures and as Property Trustee and Delaware Trust Capital Management, Inc. will act as Delaware Trustee under the Declaration. The Guarantee guarantees to the holders of the Capital Securities the following payments, to the extent not paid by the Capital Securities Issuer: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Capital Securities Issuer has funds on hand available therefor at such time, (ii) the redemption price with respect to any Capital Securities called for redemption, to the extent that the Capital Securities Issuer has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Capital Securities Issuer (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid Distributions to the date of payment to the extent that the Capital Securities Issuer has funds on hand available therefor at such time and (b) the amount of assets of the Capital Securities Issuer remaining available for distribution to holders of the Capital Securities. The holders of not less than a majority in aggregate liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Capital Securities Issuer, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Capital Securities Issuer would lack funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event an Indenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Company to pay interest on or principal of the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Capital Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on such Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Company will have a right of set-off under the Indenture to the extent of any payment made by the Company to such holder of Capital Securities in the Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Debt Securities--Events of Default" and "Description of Preferred Securities Guarantees" in the accompanying Prospectus. The Declaration provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Guarantee and the Indenture.

LIMITED VOTING RIGHTS

     Holders of Capital Securities will generally have limited voting rights relating only to the modification of the Capital Securities and the exercise of the Capital Securities Issuer's rights as holder of Junior Subordinated Debentures. Holders of Capital Securities will not be entitled to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee, and such voting rights are vested exclusively in the holder of the Common Securities except upon the occurrence of certain events described herein. The Allstate Trustees and the Company may amend the Declaration without the consent of holders of Capital Securities to ensure that the Capital Securities Issuer will be classified for United States federal income tax purposes as a grantor trust even if such action adversely affects the interests of such holders. See "Certain Terms of Capital Securities--Voting Rights; Amendment of Declaration" and "--Removal of Allstate Trustees."

TRADING CHARACTERISTICS OF CAPITAL SECURITIES

     There is no existing market for the Capital Securities and there can be no assurance as to the liquidity of any markets that may develop for the Capital Securities, the ability of the holders to sell their Capital Securities, or at what price holders of the Capital Securities will be able to sell their Capital Securities. Future trading prices of the Capital Securities will depend on many factors including, among other things, prevailing interest rates, the Company's operating results and the market for similar securities. The Underwriters have informed the Capital Securities Issuer and the Company that the Underwriters intend to make a market in the Capital Securities offered hereby; however, the Underwriters are not obligated to do so and any such market making activity may be terminated at any time without notice to the holders of the Capital Securities.

                             ALLSTATE FINANCING II

     Allstate Financing II is a statutory business trust formed under Delaware law pursuant to (i) the Declaration executed by the Company, as Depositor, State Street Bank and Trust Company, as Property Trustee, Delaware Trust Capital Management, Inc., as Delaware Trustee, and the Regular Trustees named therein, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on August 21, 1996. The Capital Securities Issuer's business and affairs are conducted by the Allstate Trustees: State Street Bank and Trust Company, as Property Trustee, Delaware Trust Capital Management, Inc., as Delaware Trustee, and two individual Regular Trustees who are employees or officers of or affiliated with the Company. The Capital Securities Issuer exists for the exclusive purposes of (i) issuing and selling the Capital Securities and Common Securities, (ii) using the proceeds from the sale of Capital Securities and Common Securities to acquire Junior Subordinated Debentures issued by the Company and (iii) engaging in only those other activities necessary, convenient or incidental thereto. Accordingly, the Junior Subordinated Debentures will be the sole assets of the Capital Securities Issuer, and payments under the Junior Subordinated Debentures will be the sole revenue of the Capital Securities Issuer. All of the Common Securities will be owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and continuance of an event of default under the Declaration resulting from an Event of Default under the Indenture, the rights of the Company as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Certain Terms of Capital Securities--Subordination of Common Securities." See also "Description of Preferred Securities" in the accompanying Prospectus. The Company will acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Capital Securities Issuer. The Capital Securities Issuer has a term of 55 years, but may terminate earlier as provided in the Declaration. The principal place of business of the Capital Securities Issuer is 2775 Sanders Road, Northbrook, Illinois 60062, and its telephone number is (847) 402-5000. See "The Trusts" in the accompanying Prospectus.

                            THE ALLSTATE CORPORATION

     The Company is a holding company for Allstate Insurance Company ("AIC"). The Company, through AIC and its subsidiaries (collectively, "Allstate"), is engaged in the property-liability insurance and life insurance businesses. Allstate is the country's second largest personal property and casualty insurer on the basis of 1995 statutory premiums earned and is a major life insurer.

     The Company is a corporation organized under Delaware law on November 5, 1992. The Company's executive offices are located at 2775 Sanders Road, Northbrook, Illinois 60062, and at 3711 Kennett Pike, Greenville, Delaware 19807. Its telephone number is (847) 402-5000.

     As a holding company with no significant business operations of its own, the Company relies on dividends from AIC, which is domiciled in Illinois, as the principal source of cash to meet its obligations, including the payment of principal of (and premium, if any) and any interest on debt obligations of the Company (including the Junior Subordinated Debentures), and to pay dividends to holders of its capital stock. An Illinois-domiciled insurer may not pay a dividend without notifying the state insurance department and providing certain information. In addition, the payment of dividends by Illinois-domiciled insurers is limited under the insurance holding company laws which require notice to and approval by the state insurance commissioner for the declaration or payment of any dividend, which together with other dividends or distributions made within the preceding twelve months, exceeds the greater of (i) 10% of the insurer's statutory surplus as of December 31 of the preceding year or (ii) net income if the insurer is a property-casualty insurance company or net gain from operations if the insurer is a life insurance company, for the twelve-month period ending on the thirty-first day of December last preceding. The maximum amount of dividends that AIC can distribute during 1996 without approval of the Illinois Department of Insurance is $2.07 billion. The insurance holding company laws of the other jurisdictions in which AIC's insurance subsidiaries are domiciled generally contain similar (although in certain instances somewhat more restrictive) limitations on the payment of dividends.

                                USE OF PROCEEDS

     All of the proceeds from the sale of Capital Securities will be invested by the Capital Securities Issuer in Junior Subordinated Debentures. The Company intends that the proceeds from the sale of such Junior Subordinated Debentures will be added to its general corporate funds and will be used for general corporate purposes, including the Company's stock repurchase program. Until so utilized, the net proceeds will be invested in income producing securities.

                                 CAPITALIZATION

     The following table sets forth the consolidated capitalization of the Company and its subsidiaries as of September 30, 1996 and as adjusted to give effect to the consummation of the offering of the Capital Securities. The estimated proceeds therefrom will be used for general corporate purposes. See "Use of Proceeds." The following data should be read in conjunction with the consolidated financial statements and notes thereto of the Company and its subsidiaries incorporated herein by reference.

                                                                                   AS OF
                                                                             SEPTEMBER 30, 1996
                                                                            --------------------
                                                                            ACTUAL     PRO FORMA
                                                                            -------    ---------
                                                                               (IN MILLIONS)
Short-Term Debt..........................................................   $   192     $   192
                                                                            =======     =======
Long-Term Debt...........................................................   $ 1,229     $ 1,229
Company Obligated Mandatorily Redeemable Preferred Securities of
  Subsidiary Trusts, Allstate Financing I and II, Holding Solely Parent
  Junior Subordinated Deferrable Interest Debentures(1)(2)...............        --         700
Common Stock and Additional Capital Paid-in..............................     3,138       3,138
Unrealized Net Capital Gains.............................................     1,612       1,612
Unrealized Foreign Currency Translation Adjustments......................        20          20
Retained Income..........................................................     8,457       8,457
Deferred ESOP Expense....................................................      (301)       (301)
Treasury Stock...........................................................      (197)       (197)
                                                                            -------     -------
  Total Shareholders' Equity.............................................    12,729      12,729
                                                                            -------     -------
  Total Capitalization...................................................   $13,958     $14,658
                                                                            =======     =======

-------------------------
(1) As described herein, all of the assets of the Capital Securities Issuer will be $206,186,000 of 7.83% Junior Subordinated Deferrable Interest Debentures, Series B, issued by The Allstate Corporation. The Allstate Corporation will own all of the Common Securities.

(2) This amount also gives effect to the consummation of the offering of $500 million of Company Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust, Allstate Financing I offered on November 20, 1996 (assuming no exercise of the underwriters' over-allotment option granted in connection therewith).

                              ACCOUNTING TREATMENT

     For financial reporting purposes, the Capital Securities Issuer will be treated as a subsidiary of the Company and, accordingly, the accounts of the Capital Securities Issuer will be included in the consolidated financial statements of the Company. The Capital Securities will be presented as a separate line item in the consolidated balance sheets of the Company and appropriate disclosures about the Capital Securities will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Company will record Distributions payable on the Capital Securities as interest expense in the consolidated statements of income.

                         SELECTED FINANCIAL INFORMATION

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

     The following table sets forth selected consolidated statement of operations and financial position data and other data for the periods indicated. The financial data for each of the five years in the period ended December 31, 1995, are derived from the consolidated audited financial statements of The Allstate Corporation. The financial data for the nine months ended September 30, 1996 and 1995 are derived from the consolidated unaudited financial statements of The Allstate Corporation. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which The Allstate Corporation considers necessary for a fair presentation of its financial position and the results of operations as of such dates and for such periods. The results of the nine months ended September 30, 1996 are not necessarily indicative of results to be expected for the full year.

     The following amounts should be read in conjunction with the consolidated financial statements and notes thereto incorporated herein by reference.

                                                         AS OF OR FOR THE
                                                        NINE MONTHS ENDED
                                                          SEPTEMBER 30,            AS OF OR FOR THE YEAR ENDED DECEMBER 31,
                                                        ------------------    ---------------------------------------------------
                                                         1996       1995       1995       1994       1993       1992       1991
                                                        -------    -------    -------    -------    -------    -------    -------
                                                                      (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT OF OPERATIONS DATA(1):
Insurance premiums and contract charges..............   $14,742    $14,012    $18,908    $17,566    $17,118    $16,670    $16,215
Net investment income................................     2,842      2,690      3,627      3,343      3,269      3,153      2,954
Realized capital gains and losses....................       658        241        258        200        215        161          4
                                                        -------    -------    -------    -------    -------    -------    -------
  Total revenues.....................................   $18,242    $16,943    $22,793    $21,109    $20,602    $19,984    $19,173
                                                        =======    =======    =======    =======    =======    =======    =======
Operating income (loss), net of tax..................   $ 1,086    $ 1,208    $ 1,587    $   268    $ 1,083    $  (718)   $   662
Realized capital gains and losses, net of tax........       428        157        168        130        140        106          3
(Loss) gain on disposition of operations, net of
  tax................................................       (55)        93         93         --         --         --         --
Equity in net income of unconsolidated
  subsidiary.........................................        21         49         56         86         79        112         58
                                                        -------    -------    -------    -------    -------    -------    -------
Income (loss) from continuing operations.............     1,480      1,507      1,904        484      1,302       (500)       723
                                                        -------    -------    -------    -------    -------    -------    -------
Cumulative effect of changes in accounting...........        --         --         --         --         --       (325)        --
                                                        -------    -------    -------    -------    -------    -------    -------
Net income (loss)(1).................................   $ 1,480    $ 1,507    $ 1,904    $   484    $ 1,302    $  (825)   $   723
                                                        =======    =======    =======    =======    =======    =======    =======
Earnings (loss) per share(2):
  Income (loss) before cumulative effect of changes
    in accounting....................................   $  3.30    $  3.36    $  4.24    $  1.08    $  2.99    $ (1.16)
  Cumulative effect of changes in accounting.........        --         --         --         --         --      (0.75)
                                                        -------    -------    -------    -------    -------    -------
  Net income (loss)(1)...............................   $  3.30    $  3.36    $  4.24    $  1.08    $  2.99    $ (1.91)
                                                        =======    =======    =======    =======    =======    =======
CONSOLIDATED STATEMENT OF FINANCIAL POSITION DATA(1):
Total investments(3).................................   $56,346    $54,421    $56,505    $47,227    $47,932    $40,971    $38,213
Total assets(3)......................................    72,213     68,165     70,029     60,988     58,994     51,817     47,173
Claims and policy benefit reserves and contractholder
  funds..............................................    43,269     42,229     42,904     39,961     37,275     35,776     31,576
Debt(4):
    Short-term.......................................       192         --         --         --         --         --         --
    Long-term........................................     1,229      1,225      1,228        869        850      1,800         --
Shareholders' equity(3)(4)...........................    12,729     11,589     12,680      8,426     10,300      5,383      8,151
OTHER DATA:
Ratio of earnings to fixed charges(5)................      15.8x      17.3x      16.3x       2.5x       8.8x        --        7.0x
Ratio of earnings to fixed charges, including
  interest credited to investment contracts(6).......       2.8x       3.0x       2.8x       1.2x       2.1x        --        1.5x

                                              (footnotes continued on next page)

-------------------------
(1) Financial position for September 30, 1996 and 1995, and December 31, 1995, 1994 and 1993 reflects the adoption of new accounting for certain investments in debt securities. Operating results and financial position for 1996, 1995, 1994, 1993 and 1992 reflect the adoption of new accounting rules for postretirement and postemployment benefits.

(2) Earnings (loss) per share is presented pro forma for 1993 and 1992 and is not applicable prior to 1992.

(3) Consolidated financial position for 1993 and thereafter may not be comparable to prior years due to adoption of new accounting rules for debt and equity securities.

(4) Debt and shareholders' equity at December 31, 1992 reflect, on a pro forma basis, the results of capitalization of The Allstate Corporation with the contribution of all the common stock of Allstate and the assumption of $1.8 billion of debt as if the capitalization had occurred as of December 31, 1992. The Allstate Corporation was capitalized on March 8, 1993.

(5) For purposes of this computation, earnings consist of income (loss) from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of financing costs and that portion of rental expense that is representative of the interest factor. Earnings for the year ended December 31, 1992 were not sufficient to cover fixed charges by $1,425 million. The loss in 1992 resulted primarily from the impact of Hurricane Andrew which caused pretax losses after reinsurance of $2.5 billion. Excluding losses from Hurricane Andrew, the 1992 ratio was 12.7x.

(6) For purposes of this computation, earnings consist of income (loss) from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense (including interest credited to investment contracts), amortization of financing costs and that portion of rental expense that is representative of the interest factor. Earnings for the year ended December 31, 1992 were not sufficient to cover fixed charges by $1,425 million. The loss in 1992 resulted primarily from the impact of Hurricane Andrew which caused pretax losses after reinsurance of $2.5 billion. Excluding losses from Hurricane Andrew, the 1992 ratio was 1.9x.

                      CERTAIN TERMS OF CAPITAL SECURITIES

GENERAL

     The following summary of certain terms and provisions of the Capital Securities supplements the description of the terms and provisions of the Capital Securities set forth in the accompanying Prospectus under the heading "Description of Preferred Securities," to which description reference is hereby made. This summary of certain terms and provisions of the Capital Securities does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Declaration, the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus forms a part, and the Trust Indenture Act.

DISTRIBUTIONS

     The Capital Securities represent beneficial interests in the Capital Securities Issuer, and Distributions on each Capital Security will be payable at the annual rate of 7.83% of the stated liquidation amount of $1,000, payable semi-annually in arrears on June 1 and December 1 of each year. Distributions will accumulate from the date of original issuance. The first Distribution payment date for the Capital Securities will be June 1, 1997. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Capital Securities is not a Business Day (as defined below), then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

     So long as no Event of Default under the Indenture has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such election, semi-annual Distributions on the Capital Securities will be deferred by the Capital Securities Issuer during any such Extension Period. Distributions to which holders of the Capital Security are entitled will accumulate additional Distributions thereon at the rate per annum of 7.83% thereof, compounded semi-annually from the relevant payment date for such Distributions. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (a) declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of the Company's capital stock or (b) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company (including other Subordinated Debt Securities) that rank pari passu with or junior in interest to the Junior Subordinated Debentures (other than (i) dividends or distributions in common stock of the Company, (ii) redemptions or repurchases of any rights, or the declaration of a dividend of any rights, or the issuance of any security under any future rights plan of the Company, (iii) purchases or acquisitions of shares of common stock in connection with the satisfaction by the Company of its obligations under any benefit plans for its or its subsidiaries' directors, officers, employees or independent contractors,
(iv) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (v) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock of the Company or the security being converted or exchanged) or make any guarantee payments with respect to the foregoing. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period. There is no limitation on the number of times that the Company may elect to begin a new Extension Period. See "Certain Terms of Junior Subordinated Debentures --Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

     The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures.

     The revenue of the Capital Securities Issuer available for distribution to holders of Capital Securities will be limited to payments under the Junior Subordinated Debentures in which the Capital Securities Issuer will invest the proceeds from the issuance and sale of Capital Securities. See "Certain Terms of Junior Subordinated Debentures." If the Company does not make interest payments on such Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Capital Securities. The payment of Distributions (if and to the extent the Capital Securities Issuer has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Company as set forth under "Certain Terms of Guarantee."

     Distributions on the Capital Securities will be payable to the holders thereof as they appear on the register of the Capital Securities Issuer on the relevant record dates, which shall be the 15th day of the month immediately prior to the month in which the relevant Distribution payment date occurs.

REDEMPTION

     Upon the repayment or redemption, in whole or in part, of the Junior Subordinated Debentures, whether at Stated Maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debentures so repaid or redeemed, upon not less than 15 nor more than 60 days notice prior to the date fixed for repayment or redemption (the "Redemption Date"), at the applicable Redemption Price, with respect to the Capital Securities which shall be equal to (i) in the case of repayment of the Junior Subordinated Debentures at their Stated Maturity, the Maturity Redemption Price (equal to the principal of, and accrued interest on, the Junior Subordinated Debentures), (ii) in the case of the redemption of the Junior Subordinated Debentures upon the occurrence and during the continuation of a Special Event, the Event Redemption Price (which is equal to the Event Prepayment Price in respect of the Junior Subordinated Debentures) (see "Certain Terms of Junior Subordinated Debentures--Tax Event or Investment Company Event Redemption") and (iii) in the case of the optional redemption of the Junior Subordinated Debentures, the Optional Redemption Price (equal to the Optional Redemption Price in respect of the Junior Subordinated Debentures). See "Certain Terms of Junior Subordinated Debentures--Optional Redemption." If less than all of the Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata, by lot or by any other method determined by the Debenture Trustee to be equitable, of the outstanding Trust Securities. The amount of premium, if any, paid by the Company upon the redemption of all or any part of the Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the outstanding Trust Securities.

     "Like Amount" means (i) with respect to a redemption of the Trust Securities, Trust Securities having a Liquidation Value (as defined below) equal to the principal amount of Junior Subordinated Debentures to be paid in accordance with their terms and (ii) with respect to a distribution of Junior Subordinated Debentures upon the liquidation of the Capital Securities Issuer, Junior Subordinated Debentures having a principal amount equal to the Liquidation Value of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

     The Company will have the right to redeem the Junior Subordinated Debentures (i) on or after December 1, 2006, in whole at any time or in part from time to time, at a redemption price equal to the applicable Optional Redemption Price (as defined under "Description of Junior Subordinated Debentures-- Optional Redemption") or (ii) at any time, in whole (but not in part), upon the occurrence and during the continuation of a Tax Event or an Investment Company Event (each as defined below, and as so collectively defined, a "Special Event"), at a redemption price equal to the Event Prepayment Price.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

     "Investment Company Event" means the receipt by the Capital Securities Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the Capital Securities Issuer is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Junior Subordinated Debentures.

     "Tax Event" means the receipt by the Capital Securities Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Junior Subordinated Debentures, there is more than an insubstantial risk that (i) the Capital Securities Issuer is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Company on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States Federal income tax purposes, or (iii) the Capital Securities Issuer is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     If a Special Event shall occur and be continuing, the Company will have the right to redeem the Junior Subordinated Debentures in whole (but not in part) at the Event Redemption Price and thereby cause a mandatory redemption of the Trust Securities in whole (but not in part) at the Event Redemption Price within 90 days following the occurrence of such Special Event.

     The Company will have the right at any time to terminate the Capital Securities Issuer and, after satisfaction of the liabilities of creditors of the Capital Securities Issuer as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities in liquidation of the Capital Securities Issuer, subject to the Company having received an opinion of counsel to the effect that such distribution will not be a taxable event to the holders of such securities. Under current United States Federal income tax law and interpretations and assuming, as expected, the Capital Securities Issuer is treated as a grantor trust, a distribution of the Junior Subordinated Debentures should not be a taxable event to holders of the Capital Securities. Should there be a change in law, a change in legal interpretation, a Special Event or other circumstances, however, the distribution could be a taxable event to holders of the Capital Securities. See "Certain Federal Income Tax Consequences--Distribution of Junior Subordinated Debentures to Holders of Capital Securities." If the Company does not elect either option described above, the Capital Securities will remain outstanding until the repayment of the Junior Subordinated Debentures.

     After the liquidation date fixed for any distribution of Junior Subordinated Debentures in exchange for Capital Securities (i) Capital Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the record holder of Capital Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Capital Securities not held by DTC or its nominee will be deemed to represent the Junior Subordinated Debentures having a principal amount equal to the stated liquidation amount of Capital Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on Capital Securities until such certificates are presented to the Company or its agent for transfer or reissuance.

     There can be no assurance as to the market prices for Capital Securities or the Junior Subordinated Debentures that may be distributed in exchange for Capital Securities if a dissolution and liquidation of the Capital Securities Issuer were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Capital Securities Issuer, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.

REDEMPTION PROCEDURES

     Capital Securities redeemed on each Redemption Date shall be redeemed at the applicable Redemption Price with the applicable proceeds from the contemporaneous redemption of the Junior Subordinated Debentures. Redemptions of the Capital Securities shall be made and the applicable Redemption Price shall be payable on each Redemption Date only to the extent that the Capital Securities Issuer has funds on hand available for the payment of such Redemption Price. See "--Subordination of Common Securities."

     If the Capital Securities Issuer gives a notice of redemption in respect of Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the applicable Redemption Price to the holders of the Capital Securities. See "Book-Entry Issuance." If the Capital Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Capital Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Capital Securities called for redemption shall be payable to the holders of such Capital Securities on the relevant record dates for the related Distribution payment dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights (except the rights described in the immediately preceding sentence) of the holders of such Capital Securities so called for redemption will cease, except the right of the holders of such Capital Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and such Capital Securities will cease to be outstanding. In the event that any date fixed for redemption of Capital Securities is not a Business Day, then payment of the applicable Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the applicable Redemption Price in respect of Capital Securities called for redemption is improperly withheld or refused and not paid either by the Capital Securities Issuer or by the Company pursuant to the Guarantee as described under "Certain Terms of Guarantee", distributions on such Capital Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Capital Securities Issuer for such Capital Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the applicable Redemption Price.

     Subject to applicable law (including, without limitation, United States federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

     If less than all of the Capital Securities and Common Securities issued by the Capital Securities Issuer are to be redeemed on a Redemption Date, then the aggregate liquidation amount of such Capital Securities and Common Securities to be redeemed shall be allocated pro rata to the Capital Securities and the Common Securities based upon the relative liquidation amounts of such classes. The particular Capital Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Capital Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate.

SUBORDINATION OF COMMON SECURITIES

     Payment of Distributions on, and the Redemption Price of, the Capital Securities and Common Securities, as applicable, shall be made pro rata based on the liquidation amount of such Capital Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date an Indenture Event of Default (as defined below) shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the outstanding Capital Securities, then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

     In the case of any Event of Default resulting from an Indenture Event of Default, the Company as holder of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the Declaration until the effect of all such Events of Default with respect to such Capital Securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the Declaration with respect to the Capital Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Capital Securities and not on behalf of the Company as holder of the Common Securities, and only the holders of Capital Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION

     Pursuant to the Declaration, the Capital Securities Issuer will automatically terminate upon expiration of its term and will terminate on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company; (ii) the distribution of the Junior Subordinated Debentures to the holders of its Trust Securities, if the Company, as Depositor, has given written direction to the Property Trustee to terminate the Capital Securities Issuer (which may occur at any time); (iii) the redemption of all of the Capital Securities Issuer's Trust Securities following a Special Event; (iv) redemption of all of the Trust Securities as described under "--Redemption"; and (v) the entry of an order for the dissolution of the Capital Securities Issuer by a court of competent jurisdiction.

     If an early termination occurs as described in clause (i), (ii) or (v) above, the Capital Securities Issuer shall be liquidated by the Allstate Trustees as expeditiously as the Allstate Trustees determine to be possible by distributing the Junior Subordinated Debentures, after satisfaction of liabilities to creditors of the Capital Securities Issuer as provided by applicable law, to the holders of Trust Securities, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Capital Securities Issuer available for distribution to holders, after satisfaction of liabilities to creditors of the Capital Securities Issuer as provided by applicable law, an amount equal to, in the case of holders of Capital Securities, the aggregate liquidation amount of such Capital Securities plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Capital Securities Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, the amounts payable directly by the Capital Securities Issuer on the Capital Securities shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if an Indenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities.

EVENTS OF DEFAULT; NOTICE

     Any one of the following events constitutes an "Event of Default" under the Declaration (an "Event of Default") with respect to the Capital Securities issued thereunder (whatever the reason for such Event of

Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body);

     (i) the occurrence of an Event of Default under the Indenture (an "Indenture Event of Default") (see "Description of Debt Securities--Events
of Default" in the accompanying Prospectus); or

     (ii) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

     (iii) default by the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

     (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Allstate Trustees in such Declaration (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Allstate Trustee or Trustees by the holders of at least 25% in aggregate liquidation amount of the outstanding Capital Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such Declaration; or

     (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Company to appoint a successor Property Trustee within 60 days thereof.

     Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Capital Securities, the Regular Trustees and the Company, as Depositor, unless such Event of Default shall have been cured or waived. The Company, as Depositor, and the Regular Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Declaration.

     If an Indenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities upon termination of the Capital Securities Issuer as described above. See "--Liquidation Distribution Upon Termination." The existence of an Event of Default does not entitle the holders of Capital Securities to accelerate the maturity thereof.

REMOVAL OF ALLSTATE TRUSTEES

     Unless an Indenture Event of Default shall have occurred and be continuing, any Allstate Trustee may be removed at any time by the holder of the Common Securities. If an Indenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in liquidation amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Regular Trustees, which voting rights are vested exclusively in the Company as the holder of the Common Securities. No resignation or removal of an Allstate Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS

     The Capital Securities Issuer may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity, except as described below. The Capital Securities Issuer may, at the request of the Company, with the consent of the Regular Trustees and without the consent of the holders of the Capital Securities merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Capital Securities Issuer with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect,
(vi) such successor entity has a purpose identical to that of the Capital Securities Issuer, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the Capital Securities Issuer experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Capital Securities Issuer nor such successor entity will be required to register as an investment company under the Investment Company Act and (viii) the Company or any permitted successor or assignee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Capital Securities Issuer shall not, except with the consent of holders of 100% in liquidation amount of the Capital Securities consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Capital Securities Issuer or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF DECLARATION

     Except as provided below under the Trust Indenture Act and under "Certain Terms of Guarantee--Amendments," and as otherwise required by law and the Declaration, the holders of the Capital Securities will have no voting rights.

     The Declaration may be amended from time to time by the Company and the Allstate Trustees, without the consent of the holders of the Capital Securities
(i) to cure any ambiguity, correct or supplement any provisions in such Declaration that may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Declaration, which shall not be inconsistent with the other provisions of such Declaration, or (ii) to modify, eliminate or add to any provisions of such Declaration to such extent as shall be necessary to ensure that the Capital Securities Issuer will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Capital Securities Issuer will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of Trust Securities, and any amendments of such Declaration shall become effective when notice thereof is given to the holders of Trust Securities. The Declaration may be amended by the Allstate Trustees and the Company with (i) the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding Trust Securities, and (ii) receipt by the Allstate Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Allstate Trustees in accordance with such amendment will not affect the Capital Securities Issuer's status as a grantor trust for United States federal income tax purposes or the Capital Securities Issuer's exemption from status as an "investment company" under the Investment Company Act, provided that without the consent of each holder of Trust Securities, such Declaration may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     So long as any Junior Subordinated Debentures are held by the Property Trustee, the Allstate Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to such Junior Subordinated Debentures, (ii) waive any past default that is waivable under Section 513 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or such Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the Capital Securities. The Allstate Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of the holders of the Capital Securities. The Property Trustee shall notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Capital Securities, prior to taking any of the foregoing actions, the Allstate Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Capital Securities Issuer will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

     Any required approval of holders of Capital Securities may be given at a meeting of holders of Capital Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities in the manner set forth in the Declaration.

     No vote or consent of the holders of Capital Securities will be required for the Capital Securities Issuer to redeem and cancel the Capital Securities in accordance with the Declaration.

     Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Company, the Allstate Trustees or any affiliate of the Company or any Allstate Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

PAYMENT AND PAYING AGENCY

     Payments in respect of the Capital Securities shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable Distribution payment dates or, if any Capital Securities are not held by DTC, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Regular Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Regular Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Regular Trustees and the Company) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

     The Property Trustee will act as registrar and transfer agent for the Capital Securities.

     Registration of transfers of Capital Securities will be effected without charge by or on behalf of the Capital Securities Issuer, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Capital Securities Issuer will not be required to register or cause to be registered the transfer of its Capital Securities after such Capital Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Declaration and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Declaration or is unsure of the application of any provision of the Declaration, and the matter is not one on which holders of Capital Securities are entitled under the Declaration to vote, then the Property Trustee shall take such action as is directed by the Company and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

     The Regular Trustees are authorized and directed to conduct the affairs of and to operate the Capital Securities Issuer in such a way that the Capital Securities Issuer will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Capital Securities Issuer or the Declaration, that the Company and the Regular Trustees determine in their discretion to be necessary of desirable for such purposes, so long as such action does not materially adversely affect the interests of the holders of the Capital Securities.

     Holders of the Capital Securities have no preemptive or similar rights.

     The Capital Securities Issuer may not borrow money or issue debt or mortgage or pledge any of its assets.

LIQUIDATION VALUE

     The amount payable on the Capital Securities in the event of any liquidation of the Capital Securities Issuer is $1,000 per Capital Security (the "Liquidation Value") plus accumulated and unpaid Distributions, which may be in the form of a distribution of such amount in Junior Subordinated Debentures, subject to certain exceptions. See "--Liquidation Distribution Upon Termination."

                           CERTAIN TERMS OF GUARANTEE

GENERAL

     The following summary of certain terms and provisions of the Guarantee supplements the description of the terms and provisions of the Preferred Securities Guarantees set forth in the accompanying Prospectus under the heading "Description of Preferred Securities Guarantees," to which description reference is hereby made. This summary of certain terms and provisions of the Guarantee does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Guarantee, the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus forms a part, and the Trust Indenture Act.

     The Guarantee will be qualified as an indenture under the Trust Indenture Act. State Street Bank and Trust Company will act as the Guarantee Trustee for the purposes of compliance with the Trust Indenture Act and will hold the Guarantee for the benefit of the holders of the Capital Securities. State Street Bank and Trust Company will also act as Debenture Trustee for the Junior Subordinated Debentures and as Property Trustee and Delaware Trust Capital Management, Inc. will act as Delaware Trustee under the Declaration. The Guarantee guarantees to the holders of the Capital Securities the following payments, to the extent not paid by the Capital Securities Issuer: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Capital Securities Issuer has funds on hand available therefor at such time, (ii) the applicable Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Capital Securities Issuer has funds on hand available therefor at such time, and
(iii) upon a voluntary or involuntary termination, winding-up or liquidation of the Capital Securities Issuer (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid Distributions to the date of payment to the extent that the Capital Securities Issuer has funds on hand available therefor at such time and (b) the amount of assets of the Capital Securities Issuer remaining available for distribution to holders of the Capital Securities.

     The Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all liabilities of the Company except those made pari passu with or subordinate to such Guarantee expressly by their terms. The Guarantee will rank pari passu with all other Preferred Securities Guarantees issued by the Company.

     The Company has, through the Guarantee, the Declaration, the Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the Capital Securities Issuer's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Capital Securities Issuer's obligations under the Capital Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee."

AMENDMENTS

     Except with respect to any changes which do not materially adversely affect the rights of holders of the Capital Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority in aggregate liquidation amount of such outstanding Capital Securities. The manner of obtaining any such approval will be as set forth under "Certain Terms of Capital Securities--Voting Rights; Amendment of Declaration."

EVENTS OF DEFAULT

     An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Capital Securities Issuer, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Capital Securities Issuer would lack funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, the Property Trustee or a holder of Capital Securities would have to institute a legal proceeding directly against the Company under the Indenture on behalf of the Capital Securities Issuer for enforcement of payment to the Capital Securities Issuer of the principal of or interest on the Junior Subordinated Debentures on or after the respective due dates specified in such Junior Subordinated Debentures. See "Description of Debt Securities--Events of Default" and "Description of Preferred Securities Guarantees" in the accompanying Prospectus. The Declaration provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Guarantee and the Indenture.

                CERTAIN TERMS OF JUNIOR SUBORDINATED DEBENTURES

GENERAL

     The following summary of certain terms and provisions of the Junior Subordinated Debentures supplements the description of the terms and provisions of the Subordinated Debt Securities set forth in the accompanying Prospectus under the heading "Description of Debt Securities," to which description reference is hereby made. This summary of certain terms and provisions of the Junior Subordinated Debentures does not purport to be complete and is subject in all respects to the provisions of, and qualified in its entirety by reference to, the Indenture, the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus form a part, and the Trust Indenture Act.

     Concurrently with the issuance of the Capital Securities, the Capital Securities Issuer will invest the proceeds thereof, together with the consideration paid by the Company for the Common Securities, in the Junior Subordinated Debentures issued by the Company. The Junior Subordinated Debentures will bear interest at the annual rate of 7.83% of the principal amount thereof, payable semi-annually in arrears on June 1, and December 1 of each year (each, an "Interest Payment Date"), commencing June 1, 1997, to the person in whose name each Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the 15th day of the month immediately prior to the month in which the relevant Interest Payment Date occurs. It is anticipated that, until the liquidation, if any, of the Capital Securities Issuer, each Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Capital Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 7.83% thereof, compounded semi-annually. The term "interest" as used herein shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

     The Junior Subordinated Debentures will be issued as a series of Subordinated Debt Securities under the Indenture. The Junior Subordinated Debentures will mature on December 1, 2045.

     The Junior Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Indebtedness of the Company. See "Description of Debt Securities--Subordination of Subordinated Debt Securities" in the accompanying Prospectus. The Company is a non-operating holding company and substantially all of the operating assets of the Company and its consolidated subsidiaries are owned by such subsidiaries. The Company relies primarily on interest and dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Accordingly, the Junior Subordinated Debentures will be subordinated to all Senior Indebtedness of the Company and effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of the Company for payments on the Junior Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under the Indenture or any existing or other indenture that the Company may enter into in the future or otherwise, including the Company's Senior and Subordinated Indentures entered into with State Street Bank and Trust Company. See "Description of Debt Securities--Subordination of Subordinated Debt Securities" in the accompanying Prospectus.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     So long as no Indenture Event of Default has occurred and is continuing, the Company has the right under the Indenture at any time during the term of the Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 7.83%, compounded semi-annually, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures (or holders of Capital Securities while such Capital Securities are outstanding) will be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

     During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (a) declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of the Company's capital stock or (b) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company (including other Subordinated Debt Securities) that rank pari passu with or junior in interest to the Junior Subordinated Debentures (other than (i) dividends or distributions in common stock of the Company, (ii) redemptions or repurchases of any rights, or the declaration of a dividend of any rights, or the issuance of any security under any future rights plan of the Company, (iii) purchases or acquisitions of shares of common stock in connection with the satisfaction by the Company of its obligations under any benefit plans for its or its subsidiaries' directors, officers, employees or independent contractors, (iv) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (v) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock of the Company or the security being converted or exchanged) or make any guarantee payments with respect to the foregoing. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee, the Regular Trustees and the Debenture Trustee notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable except for the election to begin such Extension Period or (ii) the date the Regular Trustees are required to give notice to the New York Stock Exchange, the Nasdaq National Market or other applicable self regulatory organization or to holders of such Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Debenture Trustee shall give notice of the Company's election to begin a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

ADDITIONAL SUMS

     If the Capital Securities Issuer is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will pay as additional amounts ("Additional Sums") on the Junior Subordinated Debentures such amounts as shall be required so that the Distributions payable by the Capital Securities Issuer shall not be reduced as a result of any such additional taxes, duties or other governmental charges, subject to the conditions described under "Certain Terms of Capital Securities--Special Event Redemption or Distribution of Junior Subordinated Debentures."

OPTIONAL REDEMPTION

     The Junior Subordinated Debentures will be prepayable, in whole or in part, at the option of the Company at any time on or after December 1, 2006, at a redemption price (the "Optional Prepayment Price") equal to the percentage of the outstanding principal amount of the Junior Subordinated Debentures specified below, plus, in each case, accrued interest thereon to the date of prepayment:

     December 1, 2006 to November 30, 2007; 103.915%

     December 1, 2007 to November 30, 2008; 103.524%

     December 1, 2008 to November 30, 2009; 103.132%

     December 1, 2009 to November 30, 2010; 102.741%

     December 1, 2010 to November 30, 2011; 102.349%

     December 1, 2011 to November 30, 2012; 101.958%

     December 1, 2012 to November 30, 2013; 101.566%

     December 1, 2013 to November 30, 2014; 101.175%

     December 1, 2014 to November 30, 2015; 100.783%

     December 1, 2015 to November 30, 2016; 100.392%

     On or after December 1, 2016;          100.000%

TAX EVENT OR INVESTMENT COMPANY EVENT REDEMPTION

     If a Tax Event or Investment Company Event shall occur and be continuing, the Company may, at its option, prepay the Junior Subordinated Debentures in whole (but not in part) at any time within 90 days of the occurrence of such Tax Event or Investment Company Event, at a prepayment price (the "Event Prepayment Price") equal to the greater of (i) 100% of the principal amount of such Junior Subordinated Debentures or (ii) as determined by a Quotation Agent (as defined below), the sum of the present values of the principal amount and premium that would be payable as part of the Optional Prepayment Price with respect to an optional redemption of such Junior Subordinated Debentures on December 1, 2006, together with the present values of scheduled payments of interest from the prepayment date to December 1, 2006 (such time period between the date of prepayment and December 1, 2006 being referred to as the "Remaining Life"), in each case discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued interest thereon to but excluding the date of prepayment. However, if the Company prepays Junior Subordinated Debentures as a result of a Tax Event or Investment Company Event which occurs on or after December 1, 2006, then the Event Prepayment Price shall be the Optional Prepayment Price that would be payable on or upon optional redemption of the Junior Subordinated Debentures on such date of prepayment, which includes interest thereon to such date of prepayment.

     "Adjusted Treasury Rate" means, with respect to any prepayment date, the Treasury Rate plus (i) 1.25% if such prepayment date occurs on or before December 1, 1997 or (ii) 0.50% if such prepayment date occurs after December 1, 1997.

     "Treasury Rate" means (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or
(ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue, (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date. The Treasury Rate shall be calculated on the third Business Day preceding the prepayment date.

     "Comparable Treasury Issue" means with respect to any prepayment date the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after December 1, 2006, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

     "Comparable Treasury Price" means (A) the average of five Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Debenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

     "Quotation Agent" means Morgan Stanley & Co. Incorporated.

     "Reference Treasury Dealer" means (i) Morgan Stanley & Co. Incorporated, Goldman Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer") the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Debenture Trustee after consultation with the Company.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such prepayment date.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

     Under certain circumstances involving the termination of the Capital Securities Issuer, Junior Subordinated Debentures may be distributed to the holders of the Capital Securities in liquidation of the Capital Securities Issuer after satisfaction of liabilities to creditors of the Capital Securities Issuer as provided by applicable law. If distributed to holders of Capital Securities in liquidation, the Junior Subordinated Debentures will initially be issued in the form of one or more global securities and DTC, or any successor depositary for the Capital Securities, will act as depositary for the Junior Subordinated Debentures. It is anticipated that the depositary arrangements for the Junior Subordinated Debentures would be substantially identical to those in effect for the Capital Securities. For a description of DTC and the terms of the depositary matters, see "Book-Entry Issuance."

REGISTRATION OF JUNIOR SUBORDINATED DEBENTURES

     A global security shall be exchangeable for Junior Subordinated Debentures registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Company that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when DTC is required to be so registered to act as such depositary, (ii) the Company in its sole discretion determines that such global security shall be so exchangeable, or
(iii) there shall have occurred and be continuing an Event of Default under the Indenture with respect to such global security. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants (as defined in the accompanying Prospectus) with respect to ownership of beneficial interests in such global security. In the event that Junior Subordinated Debentures are issued in definitive form, such Junior Subordinated Debentures will be in denominations of $1,000 and integral multiples thereof and may be transferred or exchanged at the offices described below.

     Payments on Junior Subordinated Debentures represented by a global security will be made to DTC, as the depositary for the Junior Subordinated Debentures. In the event Junior Subordinated Debentures are issued in definitive, non-global form, principal and interest will be payable, the transfer of the Junior Subordinated Debentures will be registrable, and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate office of the Debenture Trustee in Chicago, Illinois, or at the offices of any paying agent or transfer agent appointed by the Company, provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto or by wire transfer. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the principal United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities. This summary only addresses the tax consequences to a person that acquires Capital Securities on their original issue at their original offering price and that is (i) an individual citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) an estate or trust the income of which is subject to United States federal income tax regardless of source (a "United States Person") (except that with respect to any trust, generally for any tax year beginning after 1996, a United States Person shall mean a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust). This summary does not address all tax consequences that may be applicable to a United States Person that is a beneficial owner of Capital Securities, nor does it address the tax consequences to (a) persons that are not United States Persons,
(b) persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations and dealers in securities or currencies, (c) persons that will hold Capital Securities as part of a position in a "straddle" or as part of a "hedging," "conversion" or other integrated investment transaction for federal income tax purposes, (d) persons whose functional currency is not the United States dollar or (e) persons that do not hold Capital Securities as capital assets.

     The statements of law or legal conclusion set forth in this summary constitute the opinion of Skadden, Arps, Slate, Meagher & Flom (ILLINOIS), special counsel to the Company and the Capital Securities Issuer. An opinion of counsel is not, however, binding on the Internal Revenue Service ("IRS") or any court. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, IRS rulings and pronouncements and judicial decisions as of the date hereof, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of Capital Securities. The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the purchase, ownership and disposition of Capital Securities may differ from the treatment described below. No rulings have been or will be sought from the IRS regarding any matter discussed below.

     PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CAPITAL SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

     In connection with the issuance of the Capital Securities, Skadden, Arps, Slate, Meagher & Flom (ILLINOIS) will render its opinion to the effect that, under then current law and assuming full compliance with the terms of the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Junior Subordinated Debentures will be classified as indebtedness of the Company for United States federal income tax purposes. The following discussion assumes that the Junior Subordinated Debentures will be so classified as indebtedness.

CLASSIFICATION OF THE CAPITAL SECURITIES ISSUER

     In connection with the issuance of the Capital Securities, Skadden, Arps, Slate, Meagher & Flom (ILLINOIS) will render its opinion to the effect that, under then current law and assuming full compliance with the terms of the Declaration and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Capital Securities Issuer will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. As a result, each beneficial owner of Capital Securities (a "Securityholder") will be treated as owning an undivided interest in the Junior Subordinated Debentures held by the Capital Securities Issuer, and each Securityholder will be required to include in its gross income its pro rata share of interest income (and original issue discount income, if any) in respect of the Junior Subordinated Debentures.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     United States Persons (including cash basis United States Persons) that hold debt instruments issued with original issue discount ("OID") must generally include such OID in income as it accrues on a constant yield method even if there is not a corresponding receipt of cash attributable to such income. A debt instrument such as a Junior Subordinated Debenture will generally be treated as issued with OID if the stated interest on the instrument does not constitute "qualified stated interest." Qualified stated interest is generally any one of a series of stated interest payments on an instrument that are unconditionally payable at least annually at a single fixed rate. In determining whether stated interest on an instrument is unconditionally payable and thus constitutes qualified stated interest, remote contingencies as to the timely payment of stated interest are ignored. In the case of the Junior Subordinated Debentures, the Company has concluded that the likelihood of its exercising its option to defer payments of interest is remote because the exercise of such option would prevent the Company from declaring dividends on any class of its stock. Accordingly, the Company intends to treat the Junior Subordinated Debentures as having been issued without OID and, therefore, United States Persons holding Capital Securities will accrue interest income under their particular methods of accounting (e.g., cash or accrual) rather than accruing OID on a constant yield method.

     If the option to defer any payment of interest was determined not to be "remote" or if the Company exercised such option, the Junior Subordinated Debentures would be treated as issued with OID at the time of issuance or at the time of such exercise, as the case may be, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID as long as the Junior Subordinated Debentures remained outstanding. In such event, all of a United States Person's taxable interest income in respect of the Junior Subordinated Debentures would constitute OID that would have to be included in income on a constant yield method before the receipt of the cash attributable to such income, regardless of such person's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of Capital Securities would be required to include such OID in gross income even though the Company would not make any actual cash payments during an Extension Period.

     The above conclusions are based on recently promulgated Treasury Regulations, which have not been interpreted by any court decisions or addressed in any ruling or other pronouncements of the IRS, and it is possible that the IRS could take a position contrary to the conclusions herein.

     Corporate holders of the Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Capital Securities.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES TO HOLDERS OF CAPITAL SECURITIES

     Under current law, a distribution by the Capital Securities Issuer of the Junior Subordinated Debentures as described under the caption "Certain Terms of Capital Securities--Special Event Redemption or Distribution of Junior Subordinated Debentures" will be non-taxable and will result in the Securityholder receiving directly its pro rata share of the Junior Subordinated Debentures previously held indirectly through the Capital Securities Issuer, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Securityholder had in its Capital Securities before such distribution. A Securityholder will accrue interest in respect of Junior Subordinated Debentures received from the Capital Securities Issuer in the manner described above under "--Interest Income and Original Issue Discount."

SALES OR REDEMPTION OF CAPITAL SECURITIES

     Gain or loss will be recognized by a Securityholder on a sale of Capital Securities (including a redemption for cash) in an amount equal to the difference between the amount realized (less any accrued interest, which would be taxable as such) and the Securityholder's adjusted tax basis in the Capital Securities sold or so redeemed. Assuming the Company does not defer interest on the Capital Securities by extending the interest payment periods, a Securityholder's adjusted tax basis in the Capital Securities generally will be its initial purchase price. Gain or loss recognized by a Securityholder on Capital Securities held for more than one year will generally be taxable as long-term capital gain or loss.

     The Capital Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. If the Company exercises its rights to defer payments of interest (which is unlikely to be the case), a Securityholder that disposes of its Capital Securities between record dates for payments of Distributions (and consequently does not receive a Distribution from the Capital Securities Issuer for the period prior to such disposition) will nevertheless be required to include in income as ordinary income accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition and to add such amount to its adjusted tax basis in its Capital Securities disposed of. Such Securityholder will recognize a capital loss on the disposition of its Capital Securities to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than the Securityholder's adjusted tax basis in the Capital Securities (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for federal income tax purposes. Accrual basis Holders will be subject to similar treatment without regard to the Company's election to defer.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

     The amount of interest (and OID, if any) accrued on the Capital Securities held of record by United States Persons (other than corporations and other exempt Securityholders) will be reported to the IRS. "Backup withholding" at a rate of 31% will apply to payments of interest to non-exempt United States Persons unless the Securityholder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury Regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions. Any amounts withheld from a Securityholder under the backup withholding rules will be allowed as a refund or a credit against such Securityholder's United States federal income tax liability, provided the required information is furnished to the IRS.

     It is anticipated that income on the Capital Securities will be reported to holders on IRS Form 1099 and mailed to holders of the Capital Securities by January 31 following each calendar year.

POSSIBLE TAX LAW CHANGES

     On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill"), the revenue portion of President Clinton's budget proposal, was released. The Bill would, among other things, generally deny corporate issuers a deduction for interest on an instrument that has a maximum weighted average maturity of more than 40 years. The Bill would also generally deny corporate issuers a deduction for interest on an instrument that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. For purposes of determining the weighted average maturity or the term of an instrument, any right to extend would be treated as exercised. The above described provisions of the Bill were proposed to be effective generally for instruments issued on or after December 7, 1995. If either provision were to apply to the Junior Subordinated Debentures, the Company would be unable to deduct interest on the Junior Subordinated Debentures. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement (the "Joint Statement") to the effect that it was their intention that the effective date of the President's budget proposals, if adopted, will be no earlier than the date of "appropriate Congressional action." In addition, subsequent to the publication of the Joint Statement, Senator Daniel Patrick Moynihan and Representatives Sam M. Gibbons and Charles B. Rangel wrote letters to Treasury Department officials concurring with the views expressed in the Joint Statement (the "Democrat Letters.") If the principles contained in the Joint Statement and the Democrat Letters are followed and the pertinent tax provisions of the Bill were to be enacted, it is expected that such legislation would not apply to the Junior Subordinated Debentures. There can be no assurance, however, that current or future legislative proposals or final legislation will not affect the ability of the Company to deduct interest on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Company to cause a redemption of the Capital Securities, as described more fully under "Certain Terms of Capital Securities--Redemption" and "--Special Event Redemption or Distribution of Junior Subordinated Debentures."

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the United States Internal Revenue Code of 1986, as amended (the "Code"), impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA), (b) plans described in section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans, (c) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each a "Plan") and (d) persons who have certain specified relationships to such Plans ("Parties-in-Interest" under ERISA and "Disqualified Persons" under the
Code). Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party-in-Interest with respect to a Plan by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties-in-Interest or Disqualified Persons with respect to such Plans.

     Under Section 2510.3-101 of the United States Department of Labor ("DOL") regulations (the "Plan Asset Regulation"), a Plan's assets may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" in such entity. The Capital Securities Issuer believes that the Capital Securities will give Capital Securities holders an equity interest in the Capital Securities Issuer for purposes of the Plan Asset Regulation. Under the Plan Asset Regulation, when a Plan acquires an equity interest that is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the underlying assets of the entity will be considered "plan assets" unless the entity is an "operating company" or equity participation in the entity by benefit plan investors is not "significant." A publicly offered security is a security which is (1) held by 100 or more investors independent of the issuer and of each other, (2) freely transferable, and (3) sold as part of an offering pursuant to an effective registration statement under the Securities Act, and then registered under Section 12(b) or 12(g) of the Exchange Act. The Plan Asset Regulation provides that participation is significant if immediately after the most recent acquisition of any equity interest in the entity, whether or not from an issuer or an underwriter, twenty-five percent (25%) or more of the value of any class of equity interest is held by "benefit plan investors," which are defined as Plans and employee benefit plans not subject to ERISA (for example, governmental plans).

     The Capital Securities Issuer will not be an "operating company" as defined in the Plan Asset Regulation, and it will not be an investment company registered under the Investment Company Act of 1940, as amended. It is expected that the Capital Securities will meet the criteria of publicly offered securities as set forth above. If, however, none of the exceptions set forth in the Plan Asset Regulation applies, the persons providing services with respect to the assets of the Capital Securities Issuer may be subject to the fiduciary responsibility provisions of Title I of ERISA and be subject to the prohibited transaction provisions of ERISA and the Code unless exemptions from such provisions apply.

     Under the terms of the Plan Asset Regulation, if the Capital Securities Issuer were deemed to hold Plan assets by reason of a Plan's investment in the Capital Securities, such Plan assets would include an undivided interest in the assets held by the Capital Securities Issuer including the Junior Subordinated Debentures. In such event, the persons providing services with respect to the assets of the Capital Securities Issuer may become Parties in Interest or Disqualified Persons with respect to such an investing Plan and may be subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the operation of the Capital Securities Issuer. In this regard, if the person or persons with discretionary responsibilities with respect to the Junior Subordinated Debentures were affiliated with the Capital Securities Issuer, any such discretionary actions taken with respect to such Junior Subordinated Debentures could be deemed to constitute a prohibited transaction under ERISA or the Code (e.g., the use of such fiduciary authority or responsibility in circumstances under which such persons have interests that may conflict with the interests of the Plans for which they act and affect the exercise of their best judgment as fiduciaries). In order to avoid such prohibited transactions, each investing Plan, by purchasing the Capital Securities, will be deemed to have (i) directed the Capital Securities Issuer to invest in the Junior Subordinated Debentures (as well as the other assets held by the Capital Securities Issuer and identified at the time of purchase) and
(ii) appointed the Allstate Trustees.

     In addition, if the Company is a Party in Interest or Disqualified Person with respect to an investing Plan, such Plan's investment could be deemed to constitute a transaction prohibited under Title I of ERISA or Section 4975 of the Code (e.g., the extension of credit between a Plan and a Party in Interest or Disqualified Person). Certain statutory or administrative exemptions however, may apply to exempt such transactions such as Prohibited Transaction Class Exemption ("PTCE") 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; and PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager;" PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager;" or any other available exemption. Such exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with its investment.

     Any purchaser that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code.

Pursuant to Section 401(c), the Department of Labor is required to issue final regulations (the "General Account Regulations") not later than December 31, 1997 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations are to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and
Section 4975 of the Code. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulation and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 may result on the basis of a claim that the assets of the general account of an insurance company constitute the plan assets of any such plan. The plan asset status of insurance company separate accounts is unaffected by new
Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any such plan invested in a separate account.

     Each purchaser of the Capital Securities will be deemed to have represented and agreed that (A) no part of the assets to be used to purchase the Capital Securities to be purchased by it constitutes assets of any employee benefit plan (as defined in Section 3(3) of the ERISA) subject to Title I of ERISA or Section 4975 of the Code or (B) all or part of the assets to be used to purchase the Capital Securities to be purchased by it constitutes assets of one or more employee benefit plans subject to Title I of ERISA or Section 4975 of the Code and it is eligible for exemptive relief under PCTE 90-1, PCTE 95-60, PCTE 91-38, PCTE 84-14, PCTE 96-23 or other available exemption with respect to the purchase and holding of the Capital Securities. Any Plan fiduciary that proposes to cause a Plan to purchase Capital Securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and whether any exemption would be applicable and determine on its own whether all conditions of such exemption or exemptions have been satisfied.

                              BOOK-ENTRY ISSUANCE

     DTC will act as securities depositary for all of the Capital Securities and the Junior Subordinated Debentures. The Capital Securities and the Junior Subordinated Debentures will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates will be issued for the Capital Securities of the Capital Securities Issuer and the Junior Subordinated Debentures, representing in the aggregate the total number of the Capital Securities Issuer's Capital Securities or aggregate principal balance of Junior Subordinated Debentures, respectively, and will be deposited with DTC.

     DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Capital Securities or Junior Subordinated Debentures within the DTC system must be made by or through Direct Participants, which will receive a credit for the Capital Securities or Junior Subordinated Debentures on DTC's records. The ownership interest of each actual purchaser of Capital

Securities and Junior Subordinated Debentures ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Capital Securities or Junior Subordinated Debentures. Transfers of ownership interests in the Capital Securities or Junior Subordinated Debentures are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Capital Securities or Junior Subordinated Debentures, except in the event that use of the book-entry system for the Capital Securities of the Capital Securities Issuer or Junior Subordinated Debentures is discontinued.

     DTC has no knowledge of the actual Beneficial Owners of the Capital Securities or Junior Subordinated Debentures; DTC's records reflect only the identity of the Direct Participants to whose accounts such Capital Securities or Junior Subordinated Debentures are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. as the registered holder of the Capital Securities or Junior Subordinated Debentures. If less than all of the Capital Securities Issuer's Capital Securities or the Junior Subordinated Debentures are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

     Although voting with respect to the Capital Securities or the Junior Subordinated Debentures is limited to the holders of record of the Capital Securities or Junior Subordinated Debentures, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Capital Securities or Junior Subordinated Debentures. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the Capital Securities Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Capital Securities or Junior Subordinated Debentures are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Distribution payments on the Capital Securities or the Junior Subordinated Debentures will be made by the Capital Securities Issuer to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the Capital Securities Issuer or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the Capital Securities Issuer, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     DTC may discontinue providing its services as securities depositary with respect to any of the Capital Securities or the Junior Subordinated Debentures at any time by giving reasonable notice to the Capital Securities Issuer and the Company. In the event that a successor securities depositary is not obtained, definitive Capital Securities or Junior Subordinated Debentures certificates representing such Capital Securities or Junior Subordinated Debentures are required to be printed and delivered. The Company, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After an Indenture Event of Default, the holders of a majority in liquidation amount of Capital Securities or aggregate principal amount of Junior Subordinated Debentures may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such Capital Securities or Junior Subordinated Debentures will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Capital Securities Issuer and the Company believe to be accurate, but the Capital Securities Issuer and the Company assume no responsibility for the accuracy thereof. Neither the Capital Securities Issuer nor the Company has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                   RELATIONSHIP AMONG THE CAPITAL SECURITIES,
              THE JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

     Payments of Distributions and other amounts due on the Capital Securities (to the extent the Capital Securities Issuer has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Certain Terms of Guarantee." Taken together, the Company's obligations under the Junior Subordinated Debentures, the Indenture, the Declaration and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Capital Securities Issuer's obligations under the Capital Securities. If and to the extent that the Company does not make payments on the Junior Subordinated Debentures, the Capital Securities Issuer will not pay Distributions or other amounts due on its Capital Securities. The Guarantee does not cover payment of Distributions when the Capital Securities Issuer does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of a series of Capital Securities is to institute a legal proceeding directly against the Company under the Indenture on behalf of the Capital Securities Issuer for enforcement of payment to the Capital Securities Issuer of principal of or interest on the Junior Subordinated Debentures. The obligations of the Company under each Guarantee are subordinate and junior in right of payment to all Senior Indebtedness of the Company.

     So long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Capital Securities, primarily because (i) the aggregate principal amount of each series of Junior Subordinated Debentures will be equal to the sum of the aggregate stated liquidation amount of the Capital Securities and Common Securities; (ii) the interest rate and interest and other payment dates on each series of Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Capital Securities; (iii) the Company shall pay for all and any costs, expenses and liabilities of the Capital Securities Issuer except the Capital Securities Issuer's obligations to holders of Capital Securities under such Capital Securities; and (iv) the Declaration further provides that the Capital Securities Issuer will not engage in any activity that is not consistent with the limited purposes of the Capital Securities Issuer.

     Notwithstanding anything to the contrary in the Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

     A holder of Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Capital Securities Issuer or any other person or entity.

     A default or event of default under any Senior Indebtedness of the Company would not constitute a default or Event of Default. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness of the Company, the subordination provisions of the Indenture provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the Junior Subordinated Debentures would constitute an Event of Default.

     The Capital Securities evidence a beneficial interest in the Capital Securities Issuer, and the Capital Securities Issuer exists for the sole purpose of issuing the Capital Securities and Common Securities and investing the proceeds thereof in Junior Subordinated Debentures. A principal difference between the rights of a holder of Capital Securities and a holder of the Junior Subordinated Debentures is that a holder of the Junior Subordinated Debentures is entitled to receive from the Company the principal amount of and interest accrued on the Junior Subordinated Debentures held, while a holder of the Capital Securities is only entitled to receive Distributions from the Capital Securities Issuer (or from the Company under the Guarantee) if and to the extent the Capital Securities Issuer has funds available for the payment of such Distributions.

     Upon any voluntary or involuntary termination, winding-up or liquidation of the Capital Securities Issuer involving the liquidation of the Junior Subordinated Debentures, the holders of the Capital Securities will be entitled to receive, out of assets held by the Capital Securities Issuer, the Liquidation Distribution in cash. See "Certain Terms of Capital Securities--Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal and interest, before any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Capital Securities Issuer (other than the Capital Securities Issuer's obligations to the holders of the Capital Securities), the positions of a holder of such Capital Securities and a holder of such Junior Subordinated Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

                                  UNDERWRITERS

     Under the terms of and subject to the conditions contained in the Underwriting Agreement and the Pricing Agreement, each dated the date hereof, the Underwriters named below have severally agreed to purchase, and the Company and the Capital Securities Issuer have agreed to sell to them, the respective liquidation amounts of Capital Securities set forth opposite their respective names below:

                                                                           LIQUIDATION
                                                                            AMOUNTS OF
                                                                             CAPITAL
                                      NAME                                  SECURITIES
        ----------------------------------------------------------------   ------------
        Morgan Stanley & Co. Incorporated...............................   $ 50,000,000
        Goldman, Sachs & Co. ...........................................     50,000,000
        Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated.......................................     50,000,000
        J.P. Morgan Securities Inc. ....................................     50,000,000
                                                                           ------------
                                                                           $200,000,000
                                                                           ============

     The Underwriting Agreement and the Pricing Agreement provide that the obligations of the several Underwriters to pay for and accept delivery of the Capital Securities offered hereby are subject to certain conditions. The Underwriters are obligated to take and pay for all of the Capital Securities offered hereby if any are taken.

     The Underwriters propose to offer part of the Capital Securities to the public at the public offering price set forth on the cover page hereof and part to certain dealers at a price that represents a concession not in excess of $6.00 per Capital Security. Any Underwriter may allow, and such dealers may reallow, a concession not in excess of $2.50 per Capital Security to certain other dealers. After the Capital Securities are released for sale, the Price to Public and other selling terms may from time to time be varied by the Underwriters.

     In view of the fact that the proceeds from the sale of the Capital Securities will be used to purchase the Junior Subordinated Debentures issued by the Company, the Pricing Agreement provides that the Company will pay as compensation for the Underwriters' arranging the investment therein of such proceeds an amount of $10 per Capital Security.

     The Company and the Capital Securities Issuer have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

     The Company does not intend to apply for listing of the Capital Securities on a national securities exchange, but has been advised by the Underwriters that they presently intend to make a market in the Capital Securities, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Capital Securities and any such market making may be discontinued at any time at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading market for, the Capital Securities.

     The Company and the Capital Securities Issuer have agreed that, during the period beginning from the date of the Pricing Agreement and continuing to and including the earlier of (i) the termination of trading restrictions on the Capital Securities, as determined by the Underwriters, and (ii) 30 days after the closing date, they will not offer, sell, contract to sell or otherwise dispose of any Capital Securities, any other beneficial interests in the assets of the Capital Securities Issuer, or any preferred securities or any other securities of the Capital Securities Issuer or the Company which are substantially similar to the Capital Securities, including any guarantee of such securities, or any securities convertible into or exchangeable for or representing the right to receive securities, preferred securities or any such substantially similar securities of either the Capital Securities Issuer or the Company, without the prior written consent of the representatives, except for
(i) the Junior Subordinated Debentures and the Capital Securities issued pursuant to the Underwriting Agreement and the Pricing Agreement and (ii) up to 20,000,000 7.95% Cumulative Quarterly Income Preferred Securities, Series A (and any additional Preferred Securities that may be issued to the underwriters under an over-allotment option), pursuant to the Underwriting Agreement, dated November 20, 1996, and the Pricing Agreement, dated November 20, 1996, each among the Company, Allstate Financing I, a Delaware business trust, and the several Underwriters named therein, and the associated 7.95% Junior Subordinated Deferrable Interest Debentures, Series A, issuable by the Company to Allstate Financing I.

     Certain of the Underwriters or their affiliates have provided from time to time, and expect to provide in the future, investment or commercial banking services to the Company and its affiliates, for which such Underwriters or their affiliates have received or will receive customary fees and commissions.

                             VALIDITY OF SECURITIES

     The validity of the Indenture, the Guarantee and the Junior Subordinated Debentures and certain matters relating thereto will be passed upon on behalf of the Company by Robert W. Pike, Vice President, Secretary and General Counsel of the Company. Certain matters of Delaware law relating to the validity of the Capital Securities, the enforceability of the Declaration and the formation of the Capital Securities Issuer and certain United States federal income tax matters will be passed upon for the Capital Securities Issuer by Skadden, Arps, Slate, Meagher & Flom (ILLINOIS), special counsel to the Company and the Capital Securities Issuer. The validity of the Guarantee and the Junior Subordinated Debentures will be passed upon for the Underwriters by Sullivan & Cromwell, New York, New York, who will rely on the opinion of Skadden, Arps, Slate, Meagher & Flom (ILLINOIS) as to certain matters of Delaware law. Mr. Pike is a full-time employee and officer of the Company and owns 3,730 shares of common stock of the Company as of September 30, 1996.

PROSPECTUS

                                 $1,500,000,000

                            THE ALLSTATE CORPORATION
               Debt Securities, Debt Warrants and Preferred Stock
                          ---------------------------

                              ALLSTATE FINANCING I
                             ALLSTATE FINANCING II
                             ALLSTATE FINANCING III
                             ALLSTATE FINANCING IV

                              Preferred Securities
                    Fully and Unconditionally Guaranteed by
                            THE ALLSTATE CORPORATION
                          ---------------------------

    The Allstate Corporation, a Delaware corporation (the "Company"), may offer, from time to time, (i) its unsecured debt securities, which may be either senior debt securities ("Senior Debt Securities") or subordinated debt securities ("Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), consisting of debentures, notes and/or other unsecured evidences of indebtedness, (ii) Warrants to purchase Debt Securities (the "Debt Warrants") and (iii) shares of its Preferred Stock, par value $1.00 per share (the "Preferred Stock"). Unless otherwise specified in a Prospectus Supplement, the Senior Debt Securities, when issued, will be unsecured and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Debt Securities, when issued, will be subordinated in right of payment to all Senior Indebtedness (as hereinafter defined) of the Company.

    Allstate Financing I, Allstate Financing II, Allstate Financing III and Allstate Financing IV (each, an "Allstate Trust"), each a statutory business trust formed under the laws of the State of Delaware, may offer, from time to time, preferred securities, representing undivided beneficial interests in the assets of the respective Allstate Trust ("Preferred Securities"). The Company will be the owner of the Common Securities (as hereinafter defined and, together with the Preferred Securities, the "Trust Securities") of each Allstate Trust. The payment of periodic cash distributions ("distributions") with respect to Preferred Securities of each of the Allstate Trusts out of moneys held by each of the Allstate Trusts, and payment on liquidation, redemption or otherwise with respect to such Preferred Securities, will be guaranteed by the Company to the extent described herein (each a "Preferred Securities Guarantee"). See "Description of Preferred Securities Guarantees." Unless otherwise specified in a Prospectus Supplement, the Company's obligations under the Preferred Securities Guarantees will be subordinate and junior in right of payment to all other liabilities of the Company and rank pari passu with the most senior preferred stock, if any, issued from time to time by the Company. Subordinated Debt Securities may be issued and sold from time to time in one or more series to an Allstate Trust, or a trustee of such Allstate Trust, in connection with the investment of the proceeds from the offering of Trust Securities of such Allstate Trust. The Subordinated Debt Securities purchased by an Allstate Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of such Allstate Trust as may be described in an accompanying Prospectus Supplement. The Preferred Securities Guarantees, when taken together with the Company's obligations under the Subordinated Debt Securities, the Indenture related thereto and the Declaration of Trust, including its obligations to pay costs, expenses, debts and liabilities of the Allstate Trusts (other than with respect to the Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities. The Debt Securities, Debt Warrants, Preferred Stock and the Preferred Securities and the related Preferred Securities Guarantees are collectively called the "Securities."

    The Securities may be offered as separate series or issuances at an aggregate initial public offering price not to exceed $1,500,000,000 or, if applicable, the equivalent thereof in one or more foreign currencies or currency units, as shall be designated by the Company, in amounts, at prices and on terms to be determined in light of sale conditions at the time of sale and as set forth in the applicable Prospectus Supplement.

    Certain specific terms of the particular Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement, including, where applicable (i) in the case of Debt Securities, the title, aggregate principal amount, denominations (which may be in United States dollars, in any other currency or in composite currencies), maturity, subordination terms, if any, interest rate, if any (which may be fixed or variable), and time of payment of any interest, any terms for redemption at the option of the Company or the holder, any terms for sinking fund payments, any listing on a securities exchange and the initial public offering price and any other terms in connection with the offering and sale of such Debt Securities;
(ii) in the case of Debt Warrants, the Debt Securities for which each such Debt Warrant is exercisable, the exercise price, duration, detachability, and call provisions; (iii) in the case of Preferred Securities, the designation and number, liquidation preference per Preferred Security, initial public offering price, any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, any voting rights, any redemption, exchange or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Subordinated Debt Securities of the Company; and
(iv) in the case of Preferred Stock, the specific title, the aggregate amount, any dividend, liquidation and other rights, any redemption provisions, any listing on a securities exchange, any sinking fund provisions, the initial public offering price and any other terms in connection with the offering and sale of such Preferred Stock.

    The Company and/or each of the Allstate Trusts may sell Securities to or through underwriters or dealers, and also may sell Securities directly to other purchasers or through agents. See "Plan of Distribution." The accompanying Prospectus Supplement sets forth the names of any underwriters, dealers or agents involved in the sale of the Securities in respect of which this Prospectus is being delivered, the principal amounts, if any, to be purchased by underwriters, dealers or agents and the compensation, if any, of such underwriters, dealers or agents.

    This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.

                          ---------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
             CRIMINAL OFFENSE.

                          ---------------------------

                 The date of this Prospectus is October 1, 1996

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549, Room 1024; Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, New York, New York 10048, Suite 1300. Copies of such materials can also be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site that contains reports, proxy and information statements and other information. The web site address is http://www.sec.gov. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and the Chicago Stock Exchange Incorporated, 440 South LaSalle Street, Chicago, Illinois 60605.

    No separate financial statements of any of the Allstate Trusts have been included herein. The Company does not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of each of the Allstate Trusts will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) each of the Allstate Trusts has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of such Allstate Trust and investing the proceeds thereof in Subordinated Debt Securities issued by the Company and (iii) the Company's obligations described herein and in any accompanying Prospectus Supplement under the Declarations of each Trust, the guarantee issued with respect to Preferred Securities issued by that Trust, the Subordinated Debt Securities purchased by that Trust and the related Indenture, taken together, constitute a full and unconditional guarantee of payments due on the Preferred Securities. See "Description of Debt Securities" and "Description of Preferred Securities Guarantees."

    The Allstate Trusts are not currently subject to the information reporting requirements of the Exchange Act. The Allstate Trusts will become subject to such requirements upon the effectiveness of the Registration Statement, although they intend to seek and expect to receive exemptions therefrom.

    Additional information regarding the Company, the Debt Securities, the Debt Warrants, the Preferred Stock and the Preferred Securities and the Preferred Securities Guarantees is contained in the Registration Statement on Form S-3 (together with all amendments and exhibits relating thereto, the "Registration Statement"), filed with the Commission under the Securities Act of 1933, as amended (the "Act"). For further information pertaining to the Company, the Debt Securities, the Debt Warrants, the Preferred Stock and the Preferred Securities and the Preferred Securities Guarantees, reference is made to the Registration Statement, and the exhibits thereto, which may be inspected without charge at the office of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Commission at prescribed rates. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Company's Annual Report on Form 10-K for the year ended December 31, 1995, as amended, and the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1996 and June 30, 1996 are hereby incorporated in and made a part of this Prospectus by reference.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus or in any Prospectus Supplement and to be part hereof from the date of filing such documents. Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, or contained in this Prospectus or any Prospectus Supplement, shall be deemed to be modified or superseded for purposes of this Prospectus or any Prospectus Supplement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement, this Prospectus or any Prospectus Supplement.

    The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the request of any such person, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to The Allstate Corporation, Attention: Investor Relations Department, 3075 Sanders Road, Northbrook, Illinois 60062, telephone number (847) 402-5000.

                                  THE COMPANY

     The Company is a holding company for Allstate Insurance Company ("AIC"). The Company, through its subsidiaries (collectively, "Allstate"), is engaged in the property-liability insurance and life insurance businesses. Allstate is the country's second largest personal property and casualty insurer on the basis of 1995 statutory premiums earned and is a major life insurer.

     The Company is a corporation organized under Delaware law on November 5, 1992. The Company's executive offices are located at 2775 Sanders Road, Northbrook, Illinois 60062, and at 3711 Kennett Pike, Greenville, Delaware 19807. Its telephone number is (847) 402-5000.

                                   THE TRUSTS

     Each of Allstate Financing I, Allstate Financing II, Allstate Financing III and Allstate Financing IV is a statutory business trust formed under Delaware law pursuant to (i) a separate declaration of trust (each a "Declaration") executed by the Company, as sponsor for such trust (the "Sponsor") and the Allstate Trustees (as defined herein) for such trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State on August 21, 1996. Each Allstate Trust exists for the exclusive purposes of (i) issuing the Preferred Securities and common securities representing undivided beneficial interests in the assets of such Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), (ii) investing the gross proceeds of the Trust Securities in a specific series of Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto. All of the Common Securities will be directly or indirectly owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities except that upon an event of default under the Restated Declaration (as hereinafter defined), the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. Unless otherwise specified in the applicable Prospectus Supplement, the Company will, directly or indirectly, acquire Common Securities in an aggregate liquidation amount equal to at least 3% of the total capital of each Allstate Trust. Unless otherwise specified in the applicable Prospectus Supplement, each Allstate Trust has a term of approximately 55 years, but may earlier terminate as provided in the Restated Declaration. Unless otherwise specified in the applicable Prospectus Supplement, each Allstate Trust's business and affairs will be conducted by the trustees (the "Allstate Trustees") appointed by the Company, as the direct or indirect holder of all the Common Securities. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Allstate Trustees of an Allstate Trust. The duties and obligations of the Allstate Trustees shall be governed by the Restated Declaration of such Allstate Trust. Unless otherwise specified in the applicable Prospectus Supplement, a majority of the Allstate Trustees (the "Regular Trustees") of each Allstate Trust will be persons who are employees or officers of or affiliated with the Company. One Allstate Trustee of each Allstate Trust will be a financial institution which will be unaffiliated with the Company and which shall act as property trustee and as indenture trustee for purposes of compliance with the Trust Indenture Act of 1939 (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement (the "Property Trustee"). In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one Allstate Trustee of each Allstate Trust will have its principal place of business or reside in the State of Delaware (the "Delaware Trustee"). The Company will pay all fees and expenses related to the Allstate Trusts and the offering of Trust Securities, the payment of which will be guaranteed by the Company.

     The office of the Delaware Trustee for each Allstate Trust in the State of Delaware is 900 Market Street, 2nd Floor, Wilmington, Delaware 19801. The principal place of business of each Allstate Trust is 2775 Sanders Road, Northbrook, Illinois 60062. The telephone number of each Trust is (847) 402-5000.

                     RATIO OF EARNINGS TO FIXED CHARGES AND
        RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table sets forth the ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred stock dividends for the Company and its subsidiaries for the periods indicated:

                                                  SIX MONTHS
                                                    ENDED
                                                   JUNE 30,              YEAR ENDED DECEMBER 31,
                                                --------------    -------------------------------------
                                                1996     1995     1995     1994    1993    1992    1991
                                                -----    -----    -----    ----    ----    ----    ----
Ratio of Earnings to Fixed Charges(1)(2).....   18.6x    18.1x    16.3x    2.5x    8.8x     --     7.0x
Ratio of Earnings to Fixed Charges, including
  credit to investment contracts(1)(3).......    3.3x     3.1x     2.8x    1.2x    2.1x     --     1.5x

-------------------------
(1) The Company has authority to issue up to 25,000,000 shares of preferred stock, par value $1.00 per share; however, there are currently no shares outstanding and the Company does not have a preferred stock dividend obligation. Therefore, the Ratio of Earnings to Fixed Charges and Preferred Stock Dividends is equal to the Ratio of Earnings to Fixed Charges and is not disclosed separately.

(2) For purposes of this computation, earnings consist of income (loss) from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of financing costs and that portion of rental expense that is representative of the interest factor. Earnings for the year ended December 31, 1992 were not sufficient to cover fixed charges by $1,425 million. The loss in 1992 resulted primarily from the impact of Hurricane Andrew which caused pre-tax losses after reinsurance of $2.5 billion. Excluding losses from Hurricane Andrew, the 1992 ratio was 12.7x.

(3) For purposes of this computation, earnings consist of income (loss) from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense (including interest credited to investment contracts), amortization of financing costs and that portion of rental expense that is representative of the interest factor. Earnings for the year ended December 31, 1992 were not sufficient to cover fixed charges by $1,425 million. The loss in 1992 resulted primarily from the impact of Hurricane Andrew which caused pre-tax losses after reinsurance of $2.5 billion. Excluding losses from Hurricane Andrew, the 1992 ratio was 1.9x.

                                USE OF PROCEEDS

     Except as may be otherwise set forth in the Prospectus Supplement accompanying this Prospectus, the net proceeds to the Company from the sale or sales of the Securities will be used for general corporate purposes. Each Allstate Trust will invest all proceeds received from the sale of its Trust Securities in a particular series of Subordinated Debt Securities.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities may be issued from time to time in one or more series. The particular terms of each series, or of Debt Securities forming a part of a series, which are offered by a Prospectus Supplement will be described in such Prospectus Supplement.

     The Senior Debt Securities will be issued under an Indenture (the "Senior Indenture"), to be entered into between the Company and State Street Bank and Trust Company, as trustee. The Subordinated Debt Securities will be issued under a separate Indenture, as supplemented by one or more supplemental indentures (as so supplemented, the "Subordinated Indenture"), to be entered into between the Company and State Street Bank and Trust Company, as trustee. The Senior Indenture and the Subordinated Indenture are sometimes referred to collectively as the "Indentures."

Copies of the form of Senior Indenture and the form of Subordinated Indenture have been filed as exhibits to the Registration Statement. The trustees under the Senior Indenture and under the Subordinated Indenture are referred to herein as the "Trustees."

     The following summaries of certain material provisions of the Senior Debt Securities, the Subordinated Debt Securities and the Indentures are subject to, and qualified in their entirety by reference to, all the provisions of the Indenture applicable to a particular series of Debt Securities, including the definitions therein of certain terms. Wherever particular Sections, Articles or defined terms of the Indentures are referred to herein or in a Prospectus Supplement, it is intended that such Sections, Articles or defined terms shall be incorporated by reference herein or therein, as the case may be. Unless otherwise indicated, Section and Article references used herein are applicable to each Indenture. Capitalized terms not otherwise defined herein shall have the meanings given to them in the applicable Indenture.

GENERAL

     The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. The Company may specify a maximum aggregate principal amount for the Debt Securities of any series. (Section 301) The Debt Securities are to have such terms and provisions which are not inconsistent with the Indentures, including as to maturity, principal and interest, as the Company may determine. Unless otherwise indicated in a Prospectus Supplement, the Senior Debt Securities will be unsecured obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Debt Securities will be unsecured obligations of the Company, subordinated in right of payment to the prior payment in full of all Senior Debt (as defined in the Subordinated Indenture) of the Company as described in the applicable Prospectus Supplement. The Company's assets consist primarily of the common stock of AIC, and the Company conducts no substantial business or operations itself. Accordingly, the right of the Company, and hence the right of the creditors of the Company (including the Holders of the Debt Securities), to participate in any distribution of assets of any subsidiary of the Company upon its liquidation or reorganization will be subject to the prior claims of creditors of such subsidiary, except to the extent that claims of the Company itself as a creditor of such subsidiary may be recognized.

     In the event Subordinated Debt Securities are issued to an Allstate Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Allstate Trust, such Subordinated Debt Securities subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such Allstate Trust upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Subordinated Debt Securities will be issued to an Allstate Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Allstate Trust.

     The applicable Prospectus Supplement will set forth the price or prices at which the Debt Securities to be offered will be issued and will describe the following terms of such Debt Securities: (1) the title of such Debt Securities;
(2) any limit on the aggregate principal amount of such Debt Securities or the series of which they are a part; (3) the Person to whom any interest on any of such Debt Securities will be payable, if other than the Person in whose name that Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest; (4) the date or dates on which the principal of any of such Debt Securities will be payable;
(5) the rate or rates at which any of such Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable and the Regular Record Date for any such interest payable on any Interest Payment Date; (6) the place or places where the principal of and any premium and interest on any of such Debt Securities will be payable; (7) the period or periods within which, the price or prices at which and the terms and conditions on which any of such Debt Securities may be redeemed, in whole or in part, at the option of the Company;
(8) the obligation, if any, of the

Company to redeem or purchase any of such Debt Securities pursuant to any sinking fund or analogous provision or at the option of the Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions on which any of such Debt Securities will be redeemed or purchased, in whole or in part, pursuant to any such obligation; (9) the denominations in which any of such Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof; (10) if the amount of principal of or any premium or interest on any of such Debt Securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined; (11) if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any of such Debt Securities will be payable (and the manner in which the equivalent of the principal amount thereof in the currency of the United States of America is to be determined for any purpose, including for the purpose of determining the principal amount deemed to be Outstanding at any time); (12) if the principal of or any premium or interest on any of such Debt Securities is to be payable, at the election of the Company or the Holder thereof, in one or more currencies or currency units other than those in which such Debt Securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on such Debt Securities as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or any manner in which such amount is to be determined); (13) if other than the entire principal amount thereof, the portion of the principal amount of any of such Debt Securities which will be payable upon declaration of acceleration of the Maturity thereof; (14) if the principal amount payable at the Stated Maturity of any of such Debt Securities is not determinable upon original issuance, the amount which will be deemed to be the principal amount of such Debt Securities for any other purpose thereunder or under the Indentures including the principal amount thereof which will be due and payable upon any Maturity other than the Stated Maturity or which will be deemed to be Outstanding as of any date (or, in any such case, any manner in which such principal amount is to be determined);
(15) if applicable, that such Debt Securities, in whole or any specified part, are defeasible pursuant to the provisions of the Indentures described under "Defeasance and Covenant Defeasance -- Defeasance and Discharge" or "Defeasance and Covenant Defeasance -- Covenant Defeasance," or under both such captions;
(16) whether any of such Debt Securities will be issuable in whole or in part in the form of one or more Global Securities and, if so, the respective Depositaries for such Global Securities and any circumstances under which any such Global Security may be exchanged in whole or in part for Debt Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or its nominee; (17) any addition to or change in the Events of Default applicable to any of such Debt Securities and any change in the right of the Trustee or the Holders to declare the principal amount of any of such Debt Securities due and payable; (18) any addition to or change in the covenants described under "Certain Covenants" applicable to any of such Debt Securities; and (19) any other terms of such Debt Securities not inconsistent with the provisions of the Indentures but which may modify or delete any provision of the Indentures insofar as it applies to such series; provided that no term thereof shall be modified or deleted if imposed under the Trust Indenture Act of 1939, as amended, and that any modification or deletion of the rights, duties or immunities of the Trustee shall have been consented to in writing by the Trustee. (Section 301)

     Debt Securities, including Original Issue Discount Securities, may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount will be set forth in the applicable Prospectus Supplement under "United States Taxation -- United States Holders." Special United States tax and other considerations applicable to any Debt Securities which are denominated in a currency or currency unit other than United States dollars will be set forth in the applicable Prospectus Supplement under such caption and under "Foreign Currency Risks."

FORM, EXCHANGE AND TRANSFER

     The Debt Securities of a series may be issued solely as Registered Securities, solely as Bearer Securities (with or without coupons attached) or as both Registered Securities and Bearer Securities. Debt Securities of a series may be issuable in whole or in part in the form of one or more global Debt Securities, as described below under "Global Securities."

     Registered Securities of any series will be exchangeable for other Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In addition, if Debt Securities of any series are issuable as both Registered Securities and as Bearer Securities, at the option of the holder, subject to the terms of the Indentures, Bearer Securities (accompanied by all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in the applicable Prospectus Supplement, any Bearer Security surrendered in exchange for a Registered Security between a record date or a special record date for defaulted interest and the relevant date for payment of interest will be surrendered without the coupon relating to such date for payment of interest and interest will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture. Bearer Securities will not be issued in exchange for Registered Securities. No service charge will be made for any registration of transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has appointed the Trustee as Security Registrar. Any transfer agent (in addition to the Security Registrar) initially designated by the Company for any Debt Securities will be named in the applicable Prospectus Supplement. (Section 305) The Company may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the Company will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series. (Section 1002)

     In the event of any redemption by the Company, in whole or in part, of Debt Securities of any series (or of any series and specified terms), the Company will not be required to (i) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified terms, as the case may be) during a period beginning at the opening of business 15 Business Days before the day of mailing of a notice of redemption of any such Debt Security selected for redemption and ending at the close of business on the day of such mailing,
(ii) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part or (iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and of like tenor and principal amount that is immediately surrendered for redemption. (Section 305)

GLOBAL SECURITIES

     Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities which will have an aggregate principal amount equal to that of the Debt Securities represented thereby. Each Global Security will be registered in the name of the Depository Trust Company ("DTC") as Depositary, or any other Depositary identified in the applicable Prospectus Supplement, or a nominee thereof, will be deposited with DTC or such other Depositary or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the Indentures. The Depositary shall at all times be a clearing agency registered under the Exchange Act. (Section 101)

     DTC has advised the Company as follows: DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants (defined below) and to facilitate the clearance and settlement transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (including firms that might be underwriters with respect to the Securities), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Notwithstanding any provision of the Indentures or any Debt Security described herein, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or any nominee of such Depositary unless (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the Indentures, (ii) there shall have occurred and be continuing an Event of Default with respect to the Debt Securities represented by such Global Security or (iii) there shall exist such circumstances, if any, as may be described in the applicable Prospectus Supplement. All Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct. (Section 305) The laws of some jurisdictions require that certain purchasers of Debt Securities take physical delivery of such Debt Securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a Global Security.

     As long as the Depositary, or its nominee, is the registered Holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities represented thereby for all purposes under the Debt Securities and the Indentures. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange therefor and will not be considered to be the owners or Holders of such Global Security or any Debt Securities represented thereby for any purpose under the Debt Securities or the Indentures. All payments of principal of and any premium and interest on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder thereof.

     Ownership of beneficial interests in a Global Security will be limited to participants or to persons that may hold beneficial interests through institutions that have accounts with the Depositary or its nominee ("participants"). Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of the Company, the Trustee or any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the Depositary or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any of the Depositary's records or any participant's records relating to such beneficial ownership interests.

     Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a Global Security, in some cases, may trade in the Depositary's same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by the Depositary to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a Global Security upon the original issuance thereof may be required to be made in immediately available funds.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest on a Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. (Section 307)

     Unless otherwise indicated in the applicable Prospectus Supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as the Company may designate for such purpose from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable Prospectus Supplement, a Paying Agent designated by the Company and located in the Borough of Manhattan, The City of New York will act as Paying Agent for payments with respect to Debt Securities of each series. All Paying Agents initially designated by the Company for the Debt Securities of a particular series will be named in the applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series. (Section 1002)

     All moneys paid by the Company to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Company upon request, and the Holder of such Debt Security thereafter may look only to the Company for payment thereof. (Section 1003)

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

     Unless otherwise indicated in the Prospectus Supplement, the following provisions will apply to the Subordinated Debt Securities.

     The Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness. (Section 1401 of the Subordinated Indenture) In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company, then and in any such event the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in cash, before the Holders of Subordinated Debt Securities are entitled to receive any payment on account of principal of or any premium or interest on Subordinated Debt Securities, and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of Subordinated Debt Securities, which may be payable or deliverable in respect of the Subordinated Debt Securities in any such case, proceeding, dissolution, liquidation or other winding up event. (Section 1403 of the Subordinated Indenture)

     By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company may recover less, ratably, than Holders of Senior Debt Securities and may recover more, ratably, than the Holders of the Subordinated Debt Securities.

     In the event of the acceleration of the maturity of any Subordinated Debt Securities, the Holders of all Senior Debt Securities outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon before the Holders of the Subordinated Debt Securities will be entitled to receive any payment upon the principal of or any premium or interest on the Subordinated Debt Securities. (Section 1404 of the Subordinated Indenture)

     No payment of principal (including redemption and sinking fund payments) of or any premium or interest on the Subordinated Debt Securities may be made (i) if any Senior Indebtedness of the Company is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (ii) if the maturity of any Senior Indebtedness of the Company has been accelerated because of a default. (Section 1402 of the Subordinated Indenture)

     The Subordinated Indenture does not limit or prohibit the incurrence of additional Senior Debt Securities, which may include indebtedness that is senior to the Subordinated Debt Securities, but subordinate to other obligations of the Company. The Senior Debt Securities constitute Senior Debt Securities under the Subordinated Indenture.

     The term "Senior Indebtedness" means, with respect to the Company, (i) the principal or any premium and interest in respect of (A) indebtedness of such obligor for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by such obligor, (ii) all capital lease obligations of such obligor, (iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of such obligor for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction, (v) all obligations of the types referred to in clauses (i) through (iv) above of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise and (vi) all obligations of the types referred to its clauses (i) through (v) above of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), except for
(1) any such indebtedness that is by its terms subordinated to or pari passu with the Subordinated Debt Securities and (2) any indebtedness between or among the Company or its affiliates, including all other debt securities and guarantees in respect of those debt securities, issued to (a) any other Allstate Trust or a trustee of such trust and (b) any other trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing vehicle of the Company (a "financing entity") in connection with the issuance by such financing entity of preferred securities unless otherwise expressly provided in the terms of such debt securities. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness. (Sections 101 and 1408 of the Subordinated Indenture)

     The Prospectus Supplement may further describe the provisions, if any, applicable to the subordination of the Subordinated Debt Securities of a particular series.

CERTAIN COVENANTS WITH RESPECT TO SENIOR DEBT SECURITIES

     LIMITATION ON LIENS OF STOCK OF AIC

     The Senior Indenture prohibits the Company and its Subsidiaries from directly or indirectly creating, assuming, incurring or permitting to exist any indebtedness secured by any lien on the capital stock of AIC unless the Senior Debt Securities (and, if the Company so elects, any other Indebtedness of the Company that is not subordinate to the Senior Debt Securities and with respect to which the governing instruments require, or pursuant to which the Company is otherwise obligated, to provide such security) shall be secured equally and ratably with such Indebtedness for at least the time period such other Indebtedness is so secured. (Section 1008)

     "Indebtedness" is defined in the Senior Indenture as the principal of and any premium and interest due on indebtedness of a Person, whether outstanding on the date of such Indenture or thereafter created, incurred or assumed, which is
(a) indebtedness for money borrowed, and (b) any amendments, renewals, extensions, modifications and refundings of any such indebtedness. For the purposes of this definition, "indebtedness for money borrowed" means (i) any obligation of, or any obligation guaranteed by, such Person for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, (ii) any obligation of, or any such obligation guaranteed by, such Person evidenced by bonds, debentures, notes or similar written instruments, including obligations assumed or incurred in connection with the acquisition of property, assets or businesses (provided, however, that the deferred purchase price of any other business or property or assets shall not be considered Indebtedness if the purchase price thereof is payable in full within 90 days from the date on which such indebtedness was created), and (iii) any obligations of such Person as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which such Person is a party. For purposes of this covenant only, Indebtedness also includes any obligation of, or any obligation guaranteed by, any Person for the payment of amounts due under a swap agreement or similar instrument or agreement, or under a foreign currency hedge exchange or similar instrument or agreement. (Sections 101 and 1008 of the Senior Indenture)

     LIMITATIONS ON DISPOSITION OF STOCK OF AIC

     The Senior Indenture also provides that so long as any Senior Debt Securities are outstanding and except in a transaction otherwise governed by such Indenture, the Company may not issue, sell, transfer or otherwise dispose of any shares of, securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind) of AIC, and will not permit AIC to issue (other than to the Company) any shares (other than director's qualifying shares) of, or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind) of AIC, if, after giving effect to any such transaction and the issuances of the maximum number of shares issuable upon the conversion or exercise of all such convertible securities, warrants, rights or options, the Company would own, directly or indirectly, less than 80% of the shares of AIC (other than preferred stock having no voting rights of any kind); provided, however, that (i) any issuance, sale, transfer or other disposition permitted by the Company may only be made for at least a fair market value consideration as determined by the Board of Directors pursuant to a Board Resolution adopted in good faith and (ii) the foregoing shall not prohibit any such issuance or disposition of securities if required by any law or any regulation or order of any governmental or insurance regulatory authority. Notwithstanding the foregoing, (i) the Company may merge or consolidate AIC into or with another direct wholly-owned Subsidiary of the Company and (ii) the Company may, subject to the provisions set forth in "Consolidation, Merger and Sale of Assets" below, sell, transfer or otherwise dispose of the entire capital stock of AIC at one time for at least a fair market value consideration as determined by the Board of Directors pursuant to a Board Resolution adopted in good faith. (Section 1009 of the Senior Indenture)

CERTAIN COVENANTS WITH RESPECT TO SUBORDINATED DEBT SECURITIES

     If Subordinated Debt Securities are issued to an Allstate Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Allstate Trust and (i) there shall have occurred any event that would constitute an Event of Default, (ii) the Company shall be in default with respect to its payment of any obligations under the related Preferred Securities Guarantee or Common Securities Guarantee, or (iii) the Company shall have given notice of its election to defer payments of interest on such Subordinated Debt Securities by extending the interest payment period as provided in the Subordinated Indenture and such period, or any extension thereof, shall be continuing, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock of the Company or the security being converted or exchanged) or make any guarantee payments with respect to the foregoing, and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank pari passu with or junior to such Subordinated Debt Securities. (Section 1008 of the Subordinated Indenture)

     In the event Subordinated Debt Securities are issued to an Allstate Trust or a trustee of such trust in connection with the issuance of Trust Securities of such Allstate Trust, for so long as such Securities remain outstanding, the Company will covenant (i) to directly or indirectly maintain 100% ownership of the Common Securities of such Allstate Trust; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Trust Common Securities, (ii) to use its reasonable efforts to cause such Allstate Trust (a) to remain a statutory business trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of such Allstate Trust, the redemption of all of the Trust Securities of such Allstate Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such Allstate Trust, and (b) to continue to be classified as a grantor trust for United States federal income tax purposes and (iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Subordinated Debt Securities. (Section 1009 of the Subordinated Indenture)

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Company, without the consent of the Holders of any of the Outstanding Debt Securities under the Indentures, may consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, any Person or may permit any Person to consolidate with or merge into the Company, provided that any successor Person must be a corporation, partnership, or trust organized and validly existing under the laws of any domestic jurisdiction and must assume the Company's obligations on the Debt Securities and under the Indentures, that after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default shall have happened and be continuing and that certain other conditions are met; provided such provisions will not be applicable to the direct or indirect transfer of the stock, assets or liabilities of any Subsidiary of the Company to another direct or indirect Subsidiary of the Company. (Section 801)

OUTSTANDING DEBT SECURITIES

     "Outstanding," when used with respect to Debt Securities, means, as of the date of determination, all Debt Securities theretofore authenticated and delivered under the Indentures, except:

          (1) Debt Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (2) Debt Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Debt Securities; provided that, if such Debt Securities are to be redeemed, notice of such redemption has been duly given pursuant to the Indentures or provision therefor satisfactory to the Trustee has been made;

          (3) Debt Securities as to which Defeasance has been effected pursuant to Section 1302 of the Indentures; and

          (4) Debt Securities which have been paid pursuant to the Indentures or in exchange for or in lieu of which other Debt Securities have been authenticated and delivered pursuant to the Indentures, other than any such Debt Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Debt Securities are held by a bona fide purchaser in whose hands such Debt Securities are valid obligations of the Company. In determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action under the Indentures (a) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof to such date pursuant to the Indentures, (b) the principal amount of a Debt Security denominated in one or more foreign currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of the date of original issuance of such Debt Security in the manner provided as contemplated by the Indentures, of the principal amount of such Debt Security (or, in the case of an Original Issue Discount Security, of the amount determined as provided in clause (a) above), (c) if the principal amount payable at the Stated Maturity of any Debt Security is not determinable upon original issuance, the principal amount of such Debt Security that shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by the Indentures, and (d) Debt Securities beneficially owned by the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debt Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding if the Pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debt Securities and that the pledgee is not the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor.

     Except as provided above or as may otherwise be provided in the accompanying Prospectus Supplement, there are no "event risk" or similar provisions of the Indentures or the Debt Securities that are intended to afford protection to Holders in the event of a merger or other significant corporate event involving the Company.

EVENTS OF DEFAULT

     Each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series: (a) failure to pay principal of or any premium on any Debt

Security of that series when due; (b) failure to pay any interest on any Debt Securities of that series when due, continued for 30 days; (c) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series; (d) failure to perform any other covenant of the Company in the applicable Indenture (other than a covenant included in the applicable Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in the applicable Indenture; (e) in the event Subordinated Debt Securities are issued to an Allstate Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Allstate Trust, the voluntary or involuntary dissolution, winding-up or termination of such Allstate Trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of such Allstate Trust, the redemption of all of the Trust Securities of such Allstate Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such Allstate Trust; and (f) certain events in bankruptcy, insolvency or reorganization. (Section 501)

     If an Event of Default with respect to the Debt Securities of any series at the time Outstanding shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series by notice as provided in the applicable Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Security or the principal amount of which is not determinable on original issuance thereof, such portion of the principal amount of such Debt Security, or such other amount in lieu of such principal amount, as may be specified in the terms of such Debt Security) to be due and payable immediately; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived as provided in the applicable Indenture. (Section 502) For information as to waiver of defaults, see "Modification and Waiver."

     Subject to the provisions of the Indentures relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Section
603) Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. (Section 512)

     No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any remedy thereunder, unless (i) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Debt Securities of that series, (ii) the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the applicable Indenture, (iii) such Holder or Holders have offered to the Trustee reasonable indemnity against costs, expenses and liabilities to be incurred in compliance with such request, (iv) the Trustee for 60 days after receipt of such notice, request and offer of indemnity has failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Debt Securities of that series. (Section 507) However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of and any premium and interest on such Debt Security on or after the applicable due dates expressed in such Debt Security. (Section 508)

     The Company will be required to furnish to each Trustee annually a statement by certain of its officers as to whether or not the Company, to their knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults. (Section 1004)

MODIFICATION AND WAIVER

     Modifications and amendments of the Indentures may be made by the Company and the Trustee under the applicable Indenture with the consent of the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security (except to the extent provided in a Prospectus Supplement),
(b) reduce the principal amount of or any premium or interest on any Debt Security, (c) reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof, (d) change the currency of payment of principal of or any premium or interest on any Debt Security, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security, (f) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indentures, (g) reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults or (h) modify such provisions with respect to modification and waivers. (Section 902)

     The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by the Company with certain restrictive provisions of the applicable Indenture. (Section 1010) The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the applicable Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series affected. (Section 513)

     The applicable Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action thereunder, (i) the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof to such date, (ii) the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the U.S. dollar equivalent, determined as of the date of original issuance of such Debt Security, in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of an Original Issue Discount Security, of the amount determined as described in (i) above). If the principal amount payable at Stated Maturity of any Debt Security is not determinable upon original issuance, the principal amount of such Debt Security will be determined in the manner prescribed for such Debt Security. (Section 101)

     Except in certain limited circumstances, the Company will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by the applicable Indenture to be given, made or taken by Holders of Debt Securities of such series, in the manner and subject to the limitations provided in the applicable Indenture. To be effective, any such action for which the Company has set a record date must be taken by Holders of the requisite principal amount of Debt Securities of the relevant series Outstanding on such record date within 180 days after the record date, or within such shorter period as the Company may specify from time to time. (Section 104)

DEFEASANCE AND COVENANT DEFEASANCE

     If and to the extent indicated in the applicable Prospectus Supplement, the Company may elect at its option at any time to have the provisions of Section 1302, relating to defeasance and discharge of indebtedness, or Section 1303, relating to defeasance of certain covenants in the Indentures, applied to the Debt Securities of any series, or to any specified part of a series. (Section
1301)

     Defeasance and Discharge. The Indentures provide that, upon the Company's exercise of its option (if any) to have Section 1302 applied to any Debt Securities, the Company will be discharged from all its obligations with respect to such Debt Securities (except for certain obligations to exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things, the Company has delivered to the Trustee an Opinion of Counsel stating that the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur. (Sections 1302 and 1304)

     Defeasance of Certain Covenants. The Indentures provide that, upon the Company's exercise of its option (if any) to have Section 1303 applied to any Debt Securities, the Company may omit to comply with certain covenants as described in the applicable Prospectus Supplement, and the occurrence of certain Events of Default, which are described herein under clause (d) (with respect to such covenants) under "Events of Default" as described in the applicable Prospectus Supplement, will be deemed not to be or result in an Event of Default, in each case with respect to such Debt Securities. The Company, in order to exercise such option, will be required to deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. The Company will also be required, among other things, to deliver to the Trustee an Opinion of Counsel to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event the Company exercised this option with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust will be sufficient to pay amounts due on such Debt Securities at the time of their Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, the Company will remain liable for such payments. (Sections 1303 and
1304)

NOTICES

     Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register. (Sections 101 and 106)

TITLE

     The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner thereof (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes. (Section 308)

GOVERNING LAW

     The Indentures and the Debt Securities will be governed by, and construed in accordance with, the internal laws of the State of New York. (Section 112)

REGARDING THE TRUSTEE

     State Street Bank and Trust Company, which is the Trustee under the Indentures described herein, performs other services for the Company and its affiliates.

                          DESCRIPTION OF DEBT WARRANTS

     The Company may issue, together with other Securities or separately, Debt Warrants for the purchase of Debt Securities. The Debt Warrants are to be issued under Debt Warrant Agreements (each a "Debt Warrant Agreement") to be entered into between the Company and a bank or trust company, as Debt Warrant Agent (the "Debt Warrant Agent"), all as set forth in the Prospectus Supplement relating to Debt Warrants in respect of which this Prospectus is being delivered. A copy of the form of Debt Warrant Agreement, including the form of Warrant Certificates representing the Debt Warrants (the "Debt Warrant Certificates"), reflecting the alternative provisions to be included in the Debt Warrant Agreements that will be entered into with respect to particular offerings of Debt Warrants, is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Debt Warrant Agreement and the Debt Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Debt Warrant Agreement and the Debt Warrant Certificates, respectively, including the definitions therein of capitalized terms.

GENERAL

     Reference is made to the Prospectus Supplement for the terms of Debt Warrants in respect of which this Prospectus is being delivered, the Debt Warrant Agreement relating to such Debt Warrants and the Debt Warrant Certificates representing such Debt Warrants, including the following: (1) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of such Debt Warrants and the procedures and conditions relating to the exercise of such Debt Warrants; (2) the designation and terms of any related Debt Securities with which such Debt Warrants are issued and the number of such Debt Warrants issued with each such Debt Security;
(3) the date, if any, on and after which such Debt Warrants and the related Debt Securities will be separately transferable; (4) the principal amount of Debt Securities purchasable upon exercise of each Debt Warrant and the price at which such principal amount of Debt Securities may be purchased upon such exercise;
(5) the Date on which the right to exercise such Debt Warrants shall commence and the date on which such right shall expire (the "Expiration Date"); (6) if the Debt Securities purchasable upon exercise of such Debt Warrants are original issue discount Debt Securities, a discussion of federal income tax considerations applicable thereto; and (7) whether the Debt Warrants represented by the Debt Warrant Certificate will be issued in registered or bearer form, and, if registered, where they may be transferred and registered.

     Debt Warrant Certificates will be exchangeable for new Debt Warrant Certificates of different denominations and Debt Warrants may be exercised at the corporate trust office of the Debt Warrant Agent or any other office indicated in the Prospectus Supplement. Prior to the exercise of

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

their Debt Warrants, holders of Debt Warrants will not have any of the rights of holders of the Debt Securities purchasable upon such exercise and will not be entitled to payments of principal of (and premium, if any) or interest, if any, on the Debt Securities purchasable upon such exercise.

EXERCISE OF DEBT WARRANTS

     Each Debt Warrant will entitle the holder to purchase for cash such principal amount of Debt Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Debt Warrants offered thereby. Debt Warrants may be exercised at any time up to the close of business on the Expiration Date set forth in the applicable Prospectus Supplement. After the close of business of the Expiration Date, unexercised Debt Warrants will become void.

     Debt Warrants may be exercised as set forth in the Prospectus Supplement relating to the Debt Warrants in respect of which this Prospectus is being delivered. Upon receipt of payment and the Debt Warrant Certificate properly completed and duly executed at the corporate trust office of the Debt Warrant Agent or any other office indicated in the Prospectus Supplement, the Company will, as soon as practicable, forward the Debt Securities purchasable upon such exercise. If less than all of the Debt Warrants represented by such Debt Warrant Certificate are exercised, a new Debt Warrant Certificate will be issued for the remaining amount of Debt Warrants.

                         DESCRIPTION OF PREFERRED STOCK

     The Company is authorized to issue up to 25,000,000 shares of preferred stock, par value $1.00 per share, none of which is currently issued and outstanding. The Board of Directors of the Company is authorized to provide for the issuance of the preferred stock in series, to establish or change the number of shares to be included in each such series and to fix the designation, relative rights, preferences and limitations of each such series, subject to such limitations as may be prescribed by law. In particular, the Board of Directors of the Company is authorized, without limitation, to determine with respect to each series of preferred stock the number of shares, the designation of the series, the dividend rate, voting rights, conversion rights, redemption provisions, liquidation rights and sinking fund provisions, all without further action by the Company's stockholders.

     The Preferred Stock will be fully paid and nonassessable. Unless otherwise indicated in a Prospectus Supplement, the Preferred Stock will have preference over the Company's common stock with respect to the payment of dividends and the distribution of assets in the event of a liquidation, winding up or dissolution of the Company. Unless otherwise indicated in a Prospectus Supplement, each series of Preferred Stock will rank on a parity with each other series.

     The following summaries of certain provisions of the Preferred Stock do not purport to be complete and are subject, and are qualified in their entirety by reference, with respect to any particular series of Preferred Stock, to the description of the terms thereof included in the applicable Prospectus Supplement and to the applicable provisions of the Company's Certificate of Incorporation and Bylaws.

DIVIDENDS

     Holders of shares of the Preferred Stock of each series shall be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of assets of the Company legally available for payment, cash or other dividends at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. Each such dividend shall be payable to holders of record as they appear on the stock books of the Company on such record dates as shall be fixed by the Board of Directors of the Company.

     Dividends on any series of the Preferred Stock may be cumulative or noncumulative, as provided in the applicable Prospectus Supplement. If the Board of Directors of the Company fails to declare a dividend payable on a dividend payment date on any series of the Preferred Stock for which dividends are noncumulative, then the holders of such series of the Preferred Stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

LIQUIDATION RIGHTS

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Preferred Stock will be entitled to receive out of assets of the Company available for distribution to stockholders, before any distribution of assets is made to holders of common stock, liquidating distributions in the amount of the liquidation price per share (as set forth in the applicable Prospectus Supplement) plus all accrued and unpaid dividends. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Preferred Stock and any other shares of stock of the Company ranking as to any such distribution on a parity with the Preferred Stock are not paid in full, the holders of the Preferred Stock and of such other shares will share ratably in any such distribution of assets of the Company in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company. A consolidation or merger of the Company with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Company shall not be deemed to be a liquidation, dissolution or winding up of the Company.

REDEMPTION

     The Preferred Stock will be redeemable in whole or in part, at the times and at the redemption prices set forth in the applicable Prospectus Supplement.

     Unless otherwise indicated in a Prospectus Supplement, the Company may not purchase or redeem any of the outstanding shares of any series of Preferred Stock unless full cumulative dividends, if any, have been paid or declared and set apart for payment upon all outstanding shares of any series of preferred stock for all past dividend periods, and unless all matured obligations of the Company with respect to all sinking funds, retirement funds or purchase funds for all series of preferred stock then outstanding have been met.

VOTING RIGHTS

     Unless otherwise indicated in a Prospectus Supplement, the holders of the Preferred Stock will not be entitled to vote under any circumstances.

                      DESCRIPTION OF PREFERRED SECURITIES

     Each Allstate Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Amended and Restated Declaration of Trust (the "Restated Declaration") of each Allstate Trust will authorize the Regular Trustees of such Allstate Trust to issue on behalf of such Allstate Trust one series of Preferred Securities. Each Restated Declaration will be qualified as an indenture under the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Restated Declaration or made part of the Restated Declaration by the Trust Indenture Act, and which will mirror the terms of the Subordinated Debt Securities held by the Allstate Trust and described in the Prospectus Supplement related thereto. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Restated Declaration, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Reference is made to the Prospectus Supplement relating to the Preferred Securities of any Allstate Trust for specific terms, including (i) the distinctive designation of such Preferred Securities; (ii) the number of Preferred Securities issued by such Allstate Trust; (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities issued by such Allstate Trust and the date or dates upon which such distributions shall be payable; provided, however, that distributions on such Preferred Securities shall be payable on a quarterly basis to holders of such Preferred Securities as of a record date in each quarter during which such Preferred Securities are outstanding; (iv) whether distributions on Preferred Securities issued by such Allstate Trust shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by such Allstate Trust shall be cumulative; (v) the amount or amounts which shall be paid out of the assets of such Allstate Trust to the holders of Preferred Securities of such Allstate Trust upon voluntary or involuntary dissolution, winding-up or termination of such Allstate Trust; (vi) the obligation or the option, if any, of such Allstate Trust to purchase or redeem Preferred Securities issued by such Allstate Trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Preferred Securities issued by such Allstate Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (vii) the voting rights, if any, of Preferred Securities issued by such Allstate Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by one or more Allstate Trusts, or of both, as a condition to specified action or amendments to the Declaration of such Allstate Trust; (viii) the terms and conditions, if any, upon which the Subordinated Debt Securities may be distributed to holders of Preferred Securities; (ix) if applicable, any securities exchange upon which the Preferred Securities shall be listed; and (x) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such Allstate Trust not inconsistent with the Restated Declaration of such Allstate Trust or with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company to the extent set forth below under "Description of Preferred Securities Guarantees." Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

     In connection with the issuance of Preferred Securities, each Allstate Trust will issue one series of Common Securities. The Restated Declaration of each Allstate Trust will authorize the Regular Trustees of such trust to issue on behalf of such Allstate Trust one series of Common Securities having such terms including distributions, redemption, voting and liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by an Allstate Trust will be substantially identical to the terms of the Preferred Securities issued by such trust and the Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities except that, upon an event of default under the Restated Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. Except in certain limited circumstances, the Common Securities will also carry the right to vote to appoint, remove or replace any of the Allstate Trustees of an Allstate Trust. All of the Common Securities of each Allstate Trust will be directly or indirectly owned by the Company.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

     If an Event of Default under the Restated Declaration of an Allstate Trust occurs and is continuing, then the holders of Preferred Securities of such Allstate Trust would rely on the enforcement by the Property Trustee of its rights as a holder of the applicable series of Subordinated Debt Securities against the Company. In addition, the holders of a majority in liquidation

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

amount of the Preferred Securities of such Allstate Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the applicable Restated Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Subordinated Debt Securities. If the Property Trustee fails to enforce its rights under the applicable series of Subordinated Debt Securities, a holder of Preferred Securities of such Allstate Trust may institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the applicable series of Subordinated Debt Securities without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default under the applicable Restated Declaration has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the applicable series of Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities of such Allstate Trust may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the applicable series of Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the applicable series of Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the applicable Restated Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action.

                 DESCRIPTION OF PREFERRED SECURITIES GUARANTEES

     Set forth below is a summary of information concerning the Preferred Securities Guarantees which will be executed and delivered by the Company for the benefit of the holders from time to time of Preferred Securities. Each Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. State Street Bank and Trust Company will act as the independent trustee under each Preferred Securities Guarantee (the "Preferred Guarantee Trustee") for purposes of compliance with the Trust Indenture Act. The terms of each Preferred Securities Guarantee will be those set forth in such Preferred Securities Guarantee and those made part of such Preferred Securities Guarantee by the Trust Indenture Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Preferred Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Preferred Securities Guarantee will be held by the Preferred Guarantee Trustee for the benefit of the holders of the Preferred Securities of the applicable Allstate Trust.

GENERAL

     Pursuant to each Preferred Securities Guarantee, the Company will agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities issued by an Allstate Trust, the Guarantee Payments (as defined herein) (except to the extent paid by such Allstate Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such Allstate Trust may have or assert. The following payments with respect to Preferred Securities issued by an Allstate Trust to the extent not paid by such Allstate Trust (the "Guarantee Payments") will be subject to the Preferred Securities Guarantee thereon (without duplication): (i) any accrued and unpaid distributions which are required to be paid on such Preferred Securities, to the extent such Allstate Trust shall have funds available therefor; (ii) the redemption price set forth in the applicable Prospectus Supplement (the "Redemption Price"), which will not be lower than the liquidation amount, and all accrued and unpaid distributions, to the extent such Allstate Trust has funds available therefor with respect to any Preferred Securities called for redemption by such Allstate Trust; and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such

Allstate Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment, to the extent such Allstate Trust has funds available therefor and (b) the amount of assets of such Allstate Trust remaining available for distribution to holders of such Preferred Securities in liquidation of such Allstate Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the applicable Allstate Trust to pay such amounts to such holders.

     Each Preferred Securities Guarantee will not apply to any payment of distributions on the Preferred Securities except to the extent such Allstate Trust shall have funds available therefor. If the Company does not make interest payments on the Subordinated Debt Securities purchased by an Allstate Trust, such Allstate Trust will not pay distributions on the Preferred Securities issued by such Allstate Trust and will not have funds available therefor. See "Description of Debt Securities -- Certain Covenants of the Company." The Preferred Securities Guarantee, when taken together with the Company's obligations under the Subordinated Debt Securities, the Subordinated Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of such Allstate Trust (other than with respect to the Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities.

     The Company has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Allstate Trusts with respect to the Common Securities (the "Common Securities Guarantees") to the same extent as the Preferred Securities Guarantee, except that upon an event of default under the Subordinated Indenture, holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF THE COMPANY

     In each Preferred Securities Guarantee, the Company will covenant that, so long as any Preferred Securities issued by the applicable Allstate Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under such Preferred Securities Guarantee or the Declaration of such Allstate Trust, then, unless otherwise set forth in a Prospectus Supplement
(a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock of the Company or the security being converted or exchanged) or make any guarantee payments with respect to the foregoing and
(b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank pari passu with or junior to such Subordinated Debt Securities.

MODIFICATION OF THE PREFERRED SECURITIES GUARANTEES; ASSIGNMENT

     Except with respect to any changes which do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), each Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities issued by the applicable Allstate Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Preferred

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

Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities of the applicable Allstate Trust then outstanding.

TERMINATION

     Each Preferred Securities Guarantee will terminate as to the Preferred Securities issued by the applicable Allstate Trust (a) upon full payment of the Redemption Price of all Preferred Securities of such Allstate Trust, (b) upon distribution of the Subordinated Debt Securities held by such Allstate Trust to the holders of the Preferred Securities of such Allstate Trust or (c) upon full payment of the amounts payable in accordance with the Declaration of such Allstate Trust upon liquidation of such Allstate Trust. Each Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable Allstate Trust must restore payment of any sums paid under such Preferred Securities or such Preferred Securities Guarantee. The subordination provisions of the Subordinated Debt Securities provide that in the event payment is made on the Subordinated Debt Securities or the Preferred Securities Guarantee in contravention of such provisions, such payments shall be paid over to the holders of Senior Indebtedness.

EVENTS OF DEFAULT

     An event of default under a Preferred Securities Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.

     The holders of a majority in liquidation amount of the Preferred Securities relating to such Preferred Securities Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of the Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under such Preferred Securities. If the Preferred Guarantee Trustee fails to enforce such Preferred Securities Guarantee, any holder of Preferred Securities relating to such Preferred Securities Guarantee may institute a legal proceeding directly against the Company to enforce the Preferred Guarantee Trustee's rights under such Preferred Securities Guarantee, without first instituting a legal proceeding against the relevant Allstate Trust, the Preferred Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a guarantee payment, a holder of Preferred Securities may directly institute a proceeding against the Company for enforcement of the Preferred Securities Guarantee for such payment. The Company waives any right or remedy to require that any action be brought first against such Allstate Trust or any other person or entity before proceeding directly against the Company.

STATUS OF THE PREFERRED SECURITIES GUARANTEES

     Unless otherwise indicated in a Prospectus Supplement, the Preferred Securities Guarantees will constitute unsecured obligations of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company, and (iii) senior to Common Stock. The terms of the Preferred Securities provide that each holder of Preferred Securities issued by the applicable Allstate Trust by acceptance thereof agrees to the subordination provisions and other terms of the Preferred Securities Guarantee relating thereto.

     The Preferred Securities Guarantees will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE PREFERRED GUARANTEE TRUSTEE

     The Preferred Guarantee Trustee, prior to the occurrence of a default with respect to a Preferred Securities Guarantee, undertakes to perform only such duties as are specifically set forth in such Preferred Securities Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Preferred Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Preferred Securities Guarantee at the request of any holder of Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

GOVERNING LAW

     The Preferred Securities Guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

                              PLAN OF DISTRIBUTION

     The Company may sell any series of Debt Securities, Debt Warrants and Preferred Stock and the Allstate Trusts may sell the Preferred Securities being offered hereby (i) directly to one or more purchasers; (ii) through agents;
(iii) to or through underwriters or dealers; or (iv) through a combination of any such methods of sale. The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Prospectus Supplement will set forth the terms of the offering of the offered Securities, including the name or names of any underwriters, dealers or agents; the purchase price of such Securities and the proceeds to the Company and/or an Allstate Trust from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers or any securities exchange on which such Securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Any discounts, concessions or commissions received by underwriters or agents and any profits on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Act. Unless otherwise set forth in the Prospectus Supplement, the obligations of underwriters to purchase the offered Securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such Securities, if any are purchased. Unless otherwise indicated in the Prospectus Supplement, any agent will be acting on a best efforts basis for the period of its appointment.

     Under certain circumstances, the Company may repurchase offered Securities and reoffer them to the public as set forth above. The Company may also arrange for repurchase and resale of such offered Securities by dealers.

     If so indicated in the Prospectus Supplement, the Company may authorize underwriters, dealers or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Securities from the Company, pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others (but in all cases such institutions must be approved by the Company). The obligations of any purchaser under any such contract will be subject to the conditions that the purchase of the offered Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

     In connection with the offering of Securities, the Company and/or, if applicable, any Allstate Trust, may grant to the underwriters an option to purchase additional Securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the accompanying Prospectus Supplement. If the Company and/or, if applicable, any Allstate Trust, grants any over-allotment option, the terms of such over-allotment option will be set forth in the Prospectus Supplement for such Securities.

     The Securities may be a new issue of securities that have no established trading market. Any underwriters to whom Securities are sold for public offering and sale may make a market in such Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such Securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any Securities.

     Under agreements which may be entered into by the Company and/or, if applicable, any Allstate Trust, underwriters and agents who participate in the distribution of Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof. Such underwriters and agents may be customers of, engaged in transactions with, or perform services for the Company in the ordinary course of business.

                                 LEGAL OPINION

     The validity of the Securities offered hereby will be passed upon for the Company by Skadden, Arps, Slate, Meagher & Flom, Chicago, Illinois, counsel for the Company.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedules incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

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